                                                                    EXHIBIT 10.2


                                CREDIT AGREEMENT


                           DATED AS OF JULY 21, 2000

                                     AMONG

                             PETROCORP INCORPORATED
                               AS U.S. BORROWER,

                                      AND


                               PCC ENERGY LIMITED
                                      AND
                               PCC ENERGY CORP.,
                             AS CANADIAN BORROWERS

                         TORONTO DOMINION (TEXAS), INC.
                                 AS U.S. AGENT,
                           THE TORONTO-DOMINION BANK,
                               AS CANADIAN AGENT,

                                      AND

                          THE LENDERS SIGNATORY HERETO

                           TD SECURITIES (USA), INC.,
                                  AS ARRANGER


                   U.S. $75,000,000 REVOLVING CREDIT FACILITY

                               TABLE OF CONTENTS

                                                                         Page

                                   ARTICLE I
                      DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01  Terms Defined Above                                           1
Section 1.02  Certain Defined Terms                                         1
Section 1.03  Accounting Terms and Determinations                          21

                                  ARTICLE II
                                  COMMITMENTS

Section 2.01  Loans, Letters of Credit and Bankers' Acceptances            21
Section 2.02  Borrowings, Continuations and Conversions; Letters
              of Credit; Bankers' Acceptances                              23
Section 2.03  Changes of Commitments                                       26
Section 2.04  Fees                                                         26
Section 2.05  Several Obligations                                          28
Section 2.06  Notes                                                        29
Section 2.07  Prepayments                                                  29
Section 2.08  Borrowing Base                                               31
Section 2.09  Assumption of Risks                                          32
Section 2.10  Obligation to Reimburse and to Prepay                        33
Section 2.11  Lending Offices                                              35
Section 2.12  Acceptance Date Procedure                                    35
Section 2.13  Purchase of Bankers' Acceptances                             36
Section 2.14  Payment of Bankers' Acceptances                              36
Section 2.15  Acceptance Exposure                                          37
Section 2.16  Miscellaneous Bankers' Acceptance Provisions                 37
Section 2.17  Exchange Rate                                                38

                                  ARTICLE III
                      PAYMENTS OF PRINCIPAL AND INTEREST

Section 3.01  Repayment of Loans                                           38

Section 3.02  Interest                                                     38
Section 3.03  Obligations of Canadian Borrowers to U.S. Borrower           39

                                  ARTICLE IV
               PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

Section 4.01  Payments                                                     39
Section 4.02  Pro Rata Treatment                                           40
Section 4.03  Computations                                                 40
Section 4.04  Non-receipt of Funds by the Agents                           41
Section 4.05  Set-off, Sharing of Payments, Etc.                           41
Section 4.06  Taxes                                                        42
Section 4.07  Disposition of Proceeds                                      46

                                   ARTICLE V
                               CAPITAL ADEQUACY

Section 5.01  Additional Costs                                             46
Section 5.02  Limitation on Eurodollar Loans                               48
Section 5.03  Illegality                                                   48
Section 5.04  Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03     48
Section 5.05  Compensation                                                 48
Section 5.06  Replacement Lenders                                          49

                                  ARTICLE VI
                             CONDITIONS PRECEDENT

Section 6.01  Initial Funding                                              51
Section 6.02  Initial and Subsequent Loans, Bankers' Acceptances and
              Letters of Credit                                            52
Section 6.03  Conditions Precedent for the Benefit of Lenders              53
Section 6.04  No Waiver                                                    53

                                  ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES

Section 7.01  Corporate Existence                                       54
Section 7.02  Financial Condition                                       54
Section 7.03  Litigation                                                54
Section 7.04  No Breach                                                 55
Section 7.05  Authority                                                 55
Section 7.06  Approvals                                                 55
Section 7.07  Use of Loans                                              55
Section 7.08  ERISA                                                     55
Section 7.09  Taxes                                                     57
Section 7.10  Titles, etc.                                              57
Section 7.11  No Material Misstatements                                 58
Section 7.12  Investment Company Act                                    58
Section 7.13  Public Utility Holding Company Act                        58
Section 7.14  Subsidiaries and Partnership                              58
Section 7.15  Location of Business and Offices                          58
Section 7.16  Defaults                                                  58
Section 7.17  Environmental Matters                                     58
Section 7.18  Compliance with the Law                                   60
Section 7.19  Insurance                                                 60
Section 7.20  Hedging Agreements                                        61
Section 7.21  Material Agreements                                       61
Section 7.22  Gas Imbalances                                            61

                                 ARTICLE VIII
                             AFFIRMATIVE COVENANTS

Section 8.01  Reporting Requirements                                    61
Section 8.02  Litigation                                                64
Section 8.03  Maintenance, Etc.                                         64
Section 8.04  Environmental Matters                                     65
Section 8.05  Further Assurances                                        66
Section 8.06  Performance of Obligations                                66
Section 8.07  Engineering Reports                                       66
Section 8.08  Title Information                                         68
Section 8.09  Additional Collateral                                     68

Section 8.10  ERISA Information and Compliance                          69
Section 8.11  Post Closing Mortgaged Property Descriptions              70

                                  ARTICLE IX
                              NEGATIVE COVENANTS

Section 9.01  Debt                                                      70
Section 9.02  Liens                                                     72
Section 9.03  Investments, Loans and Advances                           72
Section 9.04  Dividends, Distributions and Redemptions                  73
Section 9.05  Sales and Leasebacks                                      73
Section 9.06  Nature of Business                                        73
Section 9.07  Limitation on Leases                                      73
Section 9.08  Mergers, Etc.                                             74
Section 9.09  Proceeds of Notes; Letters of Credit                      74
Section 9.10  ERISA Compliance                                          74
Section 9.11  Sale or Discount of Receivables                           76
Section 9.12  Current Ratio                                             76
Section 9.13  Tangible Net Worth                                        76
Section 9.14  Interest Coverage Ratio                                   76
Section 9.15  Sale of Oil and Gas Properties to PEC and PEL             76
Section 9.16  Environmental Matters                                     76
Section 9.17  Transactions with Affiliates                              76
Section 9.18  Subsidiaries and Partnerships                             77
Section 9.19  Negative Pledge Agreements                                77
Section 9.20  Material Agreements                                       77
Section 9.21  UBS Agreement                                             77
Section 9.22  Subordinated Debt                                         77

                                   ARTICLE X
                          EVENTS OF DEFAULT; REMEDIES

Section 10.01  Events of Default                                        78
Section 10.02  Remedies                                                 80

                                  ARTICLE XI
                                  THE AGENTS

Section 11.01  Appointment, Powers and Immunities                        81
Section 11.02  Reliance by Agents                                        82
Section 11.03  Defaults                                                  82
Section 11.04  Rights as a Lender                                        82
Section 11.05  Indemnification                                           83
Section 11.06  Non-Reliance on Agents and other Lenders                  83
Section 11.07  Action by Agents                                          83
Section 11.08  Resignation or Removal of Agents                          84
Section 11.09  Applicable Parties                                        84
Section 11.10  Collateral Agent                                          84

                                  ARTICLE XII
                                 MISCELLANEOUS

Section 12.01  Waiver                                                    85
Section 12.02  Notices                                                   85
Section 12.03  Payment of Expenses, Indemnities, etc                     85
Section 12.04  Amendments, Etc.                                          88
Section 12.05  Successors and Assigns                                    88
Section 12.06  Assignments and Participations                            88
Section 12.07  Invalidity                                                90
Section 12.08  Counterparts                                              90
Section 12.09  References; Use of Word "Including"                       90
Section 12.10  Survival                                                  91
Section 12.11  Captions                                                  91
SECTION 12.12  NO ORAL AGREEMENTS                                        91
SECTION 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION                 91
Section 12.14  Interest                                                  93
Section 12.15  Confidentiality                                           94
SECTION 12.16  EXCULPATION PROVISIONS                                    94

ANNEXES, EXHIBITS AND SCHEDULES

Annex I        - List of Maximum Credit Amounts

Exhibit A-1    - Form of U.S. Note
Exhibit A-2    - Form of Canadian Note
Exhibit B      - Form of Borrowing, Continuation, Conversion and Bankers'
                 Acceptances Notice
Exhibit C      - Form of Compliance Certificate
Exhibit D      - Security Instruments
Exhibit E      - Form of Assignment Agreement

Schedule 7.02  - Liabilities
Schedule 7.03  - Litigation
Schedule 7.09  - Taxes
Schedule 7.10  - Titles, etc.
Schedule 7.14  - Subsidiaries and Partnerships
Schedule 7.17  - Environmental Matters
Schedule 7.19  - Insurance
Schedule 7.20  - Hedging Agreements
Schedule 7.21  - Material Agreements
Schedule 7.22  - Gas Imbalances
Schedule 9.01  - Debt
Schedule 9.02  - Liens
Schedule 9.03  - Investments, Loans and Advances

     THIS CREDIT AGREEMENT dated as of July 21, 2000 is among: PETROCORP INCORPORATED, a corporation formed under the laws of the State of Texas (the "U.S. Borrower"); PCC ENERGY LIMITED, a corporation formed under the laws of Alberta, Canada ("PEL") and PCC ENERGY CORP., a corporation formed under the laws of Alberta, Canada ("PEC"; PEL and PEC, each a "Canadian Borrower" and collectively the "Canadian Borrowers"), each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and such assigns, a "Lender" and, collectively, the "Lenders"); and TORONTO DOMINION (TEXAS), INC. , a Delaware corporation, as agent for the Lenders in the United States (in such capacity, together with its successors in such capacity, the "U.S. Agent") and THE TORONTO-DOMINION BANK, acting through its Calgary Agency, as agent for the Lenders in Canada (in such capacity, together with its successors in such capacity, the "Canadian Agent"; the U.S. Agent and the Canadian Agent collectively, the "Agents").

                                R E C I T A L S

     A. The Obligors (as defined in Section 1.02) have requested that the Lenders provide certain loans to and extensions of credit on behalf of the Obligors; and

     B. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

     C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

      Section 1.01 Terms Defined Above. As used in this Agreement, the terms "U.S. Agent," "Canadian Agent," "Agents," "U.S. Borrower," "Canadian Borrower," "Canadian Borrowers," "Lender," "Lenders," "PEL", and "PEC", shall have the meanings indicated above.

      Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "Acceptance Date" shall mean any Business Day on which a Bankers' Acceptance is issued and accepted by an Accepting Lender.

     "Acceptance Exposure" means, at any time, the aggregate face amount of all Bankers' Acceptances outstanding at such time for which the Canadian Borrowers have not yet reimbursed the Accepting Lenders.

     "Accepting Lender" shall mean, as to any Bankers' Acceptance, any Canadian Lender which has accepted such Bankers' Acceptance pursuant to the terms of this Agreement.

     "Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

     "Affected Loans" shall have the meaning assigned such term in Section 5.04.

     "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

     "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

     "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03.

     "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders as set forth on Annex I, as the same may be reduced pursuant to Sections 2.03(b) or (c). As of the Closing Date, the Aggregate Maximum Credit Amounts equal $75,000,000.

     "Applicable Exchange Rate" shall mean, on any day, (a) with respect to Can. Dollars, the spot rate at which U.S. Dollars are offered on such day by The Toronto-Dominion Bank for such Can. Dollars at approximately 11:00 a.m. (Toronto time) and (b) with respect to U.S. Dollars, the spot rate at which Can. Dollars are offered on such day by The Toronto-Dominion Bank for U.S. Dollars at approximately 11:00 a.m. (Toronto time). For purposes of determining the Applicable Exchange Rate in connection with any borrowing, such Applicable Exchange Rate shall be determined as of the date of such borrowing with respect to transactions in the relevant currency that will settle on the date of such borrowing.

     "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agents and the Obligors as the office by which its Loans of such Type are to be made and maintained and Bankers' Acceptances are to be accepted.

     "Applicable Margin" shall mean the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

BORROWING BASE UTILIZATION                 APPLICABLE MARGIN
--------------------------         --------------------------------
                                   EURODOLLAR/BANKERS'
                                        ACCEPTANCE        BASE RATE
                                   -------------------    ---------
Less than 25%                              1.25%            0.25%

Greater than or equal to 25%,
 but less than 50%                         1.50%            0.50%


Greater than or equal to 50%,
 but less than 75%                         1.75%            0.75%


Greater than or equal to 75%,
 but less than 90%                         2.00%            1.00%

Greater than or equal to 90%               2.25%            1.25%

;provided, however, at any time that a Borrowing Base Deficiency exists, "Applicable Margin" shall mean 4.00% for Eurodollar Loans and 3.00% for Base Rate Loans. Each change in the Applicable Margin resulting from a change in the Borrowing Base Utilization shall take effect at the time of such change in the Borrowing Base Utilization.

     "Assignment" shall have the meaning assigned such term in Section 12.06(b).

     "Available Proceeds" shall mean the face amount of the Bankers' Acceptance less the applicable Discount Amount and the Stamping Fee.

     "BA Interest Period" shall mean, with respect to any Bankers' Acceptances, the period (which shall be one month, two month, three month, or subject to availability, six month, or such other period longer than three months requested by any Canadian Borrower and agreed to by all the Lenders) commencing on the date such Bankers' Acceptance is issued, accepted and purchased.

Notwithstanding the foregoing (unless otherwise agreed to by the Canadian Borrowers and all of the Lenders), each BA Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day.

     "Bankers' Acceptance" shall mean a bill of exchange drawn by any Canadian Borrower, duly completed and accepted by a Canadian Lender, in a form customarily used by the Canadian Lenders in creating bankers' acceptances and which otherwise meets any reasonable requirements of the Canadian Lenders.

     "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

     "Base Rate Loans" shall mean, with respect to U.S. Loans, Loans that bear interest at rates based upon the Base Rate; with respect to Canadian Loans denominated in U.S. Dollars, Loans that bear interest at rates based on the U.S. Base Rate; and with respect to Canadian Loans denominated in Can. Dollars, Loans that bear interest at rates based on the Canadian Prime Rate.

     "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

     "Borrowing Base Deficiency" shall occur and be continuing at any time that, and relate to the amount by which, the sum of the aggregate outstanding principal amount of the Loans, plus the LC Exposure, plus Acceptance Exposure exceeds the Borrowing Base.

     "Borrowing Base Utilization" shall mean at any time, the amount equal to the quotient of (i) the sum of (A) the aggregate principal amount of Loans outstanding, plus (B) the LC Exposure, plus (C) the Acceptance Exposures divided by (ii) the Borrowing Base.

     "Business Day" shall mean, with respect to U.S. Loans and Letters of Credit, any day other than a day on which commercial banks are authorized or required to close in Houston, Texas; with respect to Canadian Loans and Bankers' Acceptances, any day other than a day on which Commercial Banks are authorized or required to close in Calgary, Alberta or Toronto, Ontario; and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by an Obligor with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Can. Dollars" and "Can. $" shall mean lawful money of Canada.

     "Canadian Lender" shall mean a Lender the Applicable Lending Office of which is located in Canada.

     "Canadian Loans" shall mean Loans made by a Canadian Lender.

     "Canadian Notes" shall mean the promissory notes provided for by Section 2.06(b) and being substantially in the form of Exhibit A-2, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

     "Canadian Prime Rate" shall mean on any day the variable rate of interest quoted by the Canadian Agent from time to time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in Can. Dollars to its customers in Canada and which it designates as its prime rate, provided that, if such rate of interest is less than the then applicable average rate for 30 day Can. Dollar bankers' acceptances which appears on the Reuters CDOR Page at 10:00 a.m. Toronto time on such day plus 3/4 of 1% per annum (the "floor rate"), then the Canadian Prime Rate shall equal the floor rate.

     "CDOR Rate" shall mean, on any day, the per annum rate of interest which is the rate determined as being the arithmetic average of the rates applicable to Can. Dollar bankers' acceptances having identical issue and comparable maturity dates as the Bankers' Acceptances proposed to be issued by any Canadian Borrower displayed and identified as such on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 8:00 a.m. (Calgary time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Agent in good faith after 8:00 a.m. (Calgary time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the discount rate quoted by the Canadian Agent (determined as of 8:00 a.m. (Calgary time) on such day) which would be applicable in respect of an issue of bankers' acceptances in a comparable amount and with comparable maturity dates to the Bankers' Acceptances proposed to be issued by such Canadian Borrower on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

     "Change of Control" shall mean the occurrence of any of the following events: (a) Kaiser-Francis shall cease to have beneficial ownership of at least 35% of any outstanding class of Capital Stock of the U.S. Borrower having ordinary voting power in the election of directors of the U.S. Borrower, (b) the U.S. Borrower shall cease to own 100% of the issued and outstanding Capital Stock of PEC, and (c) PEC shall cease to own 100% of the issued and outstanding Capital Stock of PEL. As used in this definition, "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Special Entity, and any and all warrants or options to purchase any of the foregoing.

     "Closing Date" shall mean July 21, 2000.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

     "Collateral Agent" shall mean Toronto Dominion (Texas), Inc., as Agent, acting in the capacity of collateral agent for itself, the Canadian Agent and the Lenders.

     "Commitment" shall mean, for any Lender, its obligation to make Loans and to participate in the Letters of Credit as provided in Section 2.01(a)(ii) and to accept and purchase Bankers' Acceptances as provided in Section 2.01(b)(ii) up to the lesser of such Lender's Maximum Credit Amount or the Lender's Percentage Share of the amount equal to the then effective Borrowing Base.

     "Consolidated Net Income" shall mean with respect to the U.S. Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the U.S. Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the U.S. Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the U.S. Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the U.S. Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any consensual agreement (other than the Guaranty Agreement), instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets.

     "Consolidated Subsidiaries" shall mean, at any time, each Subsidiary of the U.S. Borrower (whether now existing or hereafter created or acquired), the financial statements of which are (or should have been at such time) consolidated with the financial statements of the U.S. Borrower in accordance with GAAP.

     "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under operating leases which require such Person or its Affiliate (excluding, with respect to the Obligors, Kaiser -

Francis and its officers and directors) to make payments over the term of such lease, including payments at termination, based on the purchase price or appraisal value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others to the extent secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others to the extent guaranteed by such Person or to the extent such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others including by way of the purchase of Debt or Property of others; (ix) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments, except as permitted by Section 9.15 and disclosed by Section 8.07(c);
(x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (xii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (xiii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiv) all obligations of such Person under Hedging Agreements.

     "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

     "Deficiency Payment" shall mean, in respect of any Borrowing Base Deficiency, any payments made by an Obligor during a Deficiency Period for such Borrowing Base Deficiency equal to either (a) in the case of each such payment the amount of the Borrowing Base Deficiency on the date the U.S. Borrower notifies the U.S. Agent of its intent to initiate a Deficiency Period divided by three (3) or (b) such other amount as the Majority Lenders may approve, which when aggregated with the other such payments for such Deficiency Period, are sufficient to satisfy the Borrowing Base Deficiency on or before the final day of such Deficiency Period.

     "Deficiency Period" shall mean any three (3) month period during which a Borrowing Base Deficiency exists.

     "Discount Amount" shall mean, with respect to any Bankers' Acceptance, an amount equal to the face amount thereof multiplied by the Discount Rate.

     "Discount Rate" shall mean:

     (a) with respect to an issue of Bankers' Acceptances issued by a Canadian Lender that is a bank listed on Schedule I to the Bank Act (Canada), the CDOR Rate; and

     (b) with respect to an issue of Bankers' Acceptances issued by a Canadian Lender that is a bank listed on Schedule II to the Bank Act (Canada), the CDOR Rate plus .10%.

     "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization.

     "Engineering Reports" shall have the meaning assigned such term in Section 2.08.

     "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions, including Alberta, Canada, in which the Obligors or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Obligors or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Environmental Protection and Enhancement Act (Alberta) and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Obligors or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply from and after the date such broader meaning is enacted.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

     "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the U.S. Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, (i) the interest rate per annum for deposits for a maturity most nearly comparable to such Interest Period in the currency in which such borrowing is denominated which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period or, (ii) if such a rate does not appear on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the rate at which deposits in the currency in which such borrowing is denominated approximately equal in principal amount to the Percentage Share of the applicable Agent in its capacity as a Lender of such Eurodollar Loan and for a maturity comparable to such Interest Period are offered to the principal London office of such Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period.

     "Event of Default" shall have the meaning assigned such term in Section 10.01.

     "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained or the payment of which is not otherwise required under Section 8.03(a); (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', royalty owners', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory or consensual landlord's liens for rent, each of which is in respect of obligations that have not been outstanding more than 90 days (or 120 days with respect to royalty owners' liens) or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) Liens customarily reserved in instruments utilized in oil and gas operations, including, without limitation, leases, farmout agreements, farmin agreements, operating agreements, assignments, and production sales agreements, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Obligors or any Subsidiary; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, surface leases, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Obligors or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes for which such rights of way and other Property are held by the Obligors or any Subsidiary or materially impair the value of such Property subject thereto; and
(vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business.

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the U.S. Agent on such day on such transactions as determined by the U.S. Agent.

     "Fee Letter" shall mean that certain letter agreement between the Agents and the U.S. Borrower, dated as of even date herewith concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

     "Financial Statements" shall mean the financial statement or statements of the U.S. Borrower and its Consolidated Subsidiaries described or referred to in
Section 7.02.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, except as specifically provided in Section 1.03 as it relates to Sections 9.12, 9.13 and 9.14.

     "Governmental Authority" shall include, with respect to any Person, the country, the state, province, county, city and political subdivisions in which such Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Obligors, Subsidiaries or any of their Property or the Agents, any Lender or any Applicable Lending Office.

     "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

     "Guaranty Agreement" shall mean an agreement executed by the U.S. Borrower in form and substance satisfactory to the Agents guarantying, unconditionally, payment of the Indebtedness of the Canadian Borrowers, as the same may be amended, modified or supplemented from time to time.

     "Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

     "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

     "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

     "Indebtedness" shall mean any and all amounts then owing or (in respect of Letters of Credit and Bankers' Acceptances that have been accepted) to be owing by the Obligors to the Agents, the Issuing Bank and/or Lenders in connection with the Loan Documents, and all renewals, extensions and/or rearrangements of any of the foregoing.

     "Indemnified Parties" shall have the meaning assigned such term in Section 12.03(a)(ii).

     "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

     "Initial Funding" shall mean the funding of the initial Loans, issuance of the initial Letters of Credit, or issuance, acceptance and purchase of the initial Bankers' Acceptances upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.

     "Initial Reserve Report" shall mean the report of Huddleston & Co., Inc., dated February 9, 2000 with respect to the Oil and Gas Properties of the Obligors as of January 1, 2000, a copy of which has been delivered to the U.S. Agent.

     "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as an Obligor may select as provided in Section 2.02 (or such longer period as may be requested by an Obligor and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) no Interest Period may end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

     "Investment Fund" shall mean (i) any single customer account, pooled separate account or general account of an insurance company, or any other account, the assets of which could be considered "plan assets" under any of Sections 3, 401, or 403 of ERISA, (ii) any individual trust or common, collective or group trust maintained by any bank, or any other trust, the assets of which could be considered "plan assets" under any of Sections 3, 401 or 403 of ERISA, or (iii) any entity or fund not previously mentioned whose underlying assets include "plan assets" by reason of the investment in the entity or fund by an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "plan" (within the meaning of Section 4975(e)(1) of the Code) and the application of the U.S. Department of Labor's "plan asset regulation." 29 C.F.R. (S)2510.3-101 (November 13, 1986).

     "Issuing Bank" shall mean The Toronto-Dominion Bank or any other Lender agreed to among the Obligors and the U.S. Agent.

     "Kaiser-Francis" shall mean Kaiser-Francis Oil Company, a Delaware corporation.

     "LC Commitment" at any time shall mean $5,000,000.

     "LC Exposure" at any time shall mean the difference between (i) aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed (but excluding all amounts that are advanced as Loans pursuant to 2.10(d)), minus
(ii) the aggregate amount of all cash securing outstanding Letters of Credit pursuant to Section 2.10(b).

     "Letter of Credit Agreements" shall mean the written applications and agreements with the Issuing Bank, as issuing lender for any Letter of Credit executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Obligors and the Issuing Bank.

     "Letters of Credit" shall mean the letters of credit issued pursuant to
Section 2.01(a)(ii) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

     "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including, but not limited to
(i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments, net profits interests, overriding royalties and carried interests or other payments carved out of or measured by production of Hydrocarbons from Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, each Obligor or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

     "Loan Documents" shall mean this Agreement, the Notes, Letters of Credit, Letter of Credit Agreements, Bankers' Acceptances, the Security Instruments and any and all other agreements or instruments now or hereafter executed and delivered by any Obligor or any of their Affiliates in connection with, or as security for the payment or performance of the Notes, this Agreement, or reimbursement obligations under the Letters of Credit or Bankers' Acceptances, as such agreements may be amended, supplemented or restated from time to time.

     "Loans" shall mean the loans as provided for by Sections 2.01(a)(i), 2.01(b)(i), 2.10(d) and 2.14(b).

     "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

     "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Obligors and their Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, (ii) the ability of the Obligors and their Subsidiaries taken as a whole to carry out their business as at the Closing Date or meet their obligations under the Loan Documents on a timely basis or (iii) the Agents' and the Lenders' interests in the collateral securing the Indebtedness, taken as a whole, or the Agents' or the Lenders' ability to enforce their rights and remedies under this Agreement or any other Loan Document, at law or in equity.

     "Material Agreements" shall mean (i) all material agreements, leases, indentures, purchase agreements, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of its Subsidiaries, and all obligations of the Borrower or any of its Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower or any such Subsidiary and (ii) all material agreements and other instruments of the Borrower and its Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that can reasonably be expected to account for more than 10% of the sales of the Borrower and its Subsidiaries during the Borrower's current fiscal year; as any of the foregoing may be amended, supplemented, restated or otherwise modified from time to time. Material Agreements includes the UBS Agreement.

     "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amounts" (as the same may be reduced pursuant to Sections 2.03(b) or (c) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b). "Maximum Credit Amount" shall at all times be expressed in terms of "U.S. Dollars" and for all calculations with respect to determinations involving the Maximum Credit Amount including, without limitation, Lender's Commitments and Aggregate Commitment Amounts, any Can. Dollar Loans or Bankers' Acceptances or other Can. Dollar liabilities shall be converted to U.S. Dollars at the then Applicable Exchange Rate.

     "Mortgaged Property" shall mean the Property owned by the Obligors and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

     "Multiemployer Plan" shall mean a plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

     "Notes" shall mean the U.S. Notes and the Canadian Notes.

     "Obligors" shall mean collectively, the U.S. Borrower and the Canadian Borrowers.

     "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

     "PEI" shall mean PCC Energy Inc., a corporation formed under the laws of Alberta, Canada.

     "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

     "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

     "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA (excluding any Multiemployer Plan), which (i) is currently or hereafter sponsored, maintained or contributed to by the U.S. Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the U.S. Borrower, any Subsidiary or an ERISA Affiliate.

     "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by an Obligor under this Agreement or any other Loan Document , a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided however, for a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(ii), but in no event to exceed the Highest Lawful Rate.

     "Prime Rate" shall mean the rate of interest from time to time announced publicly by the U.S. Agent at its Principal Office as its prime commercial lending rate. Such rate is set by the U.S. Agent as a general reference rate of interest, taking into account such factors as the U.S. Agent may deem appropriate, it being understood that many of the U.S. Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the U.S. Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

     "Principal Office" shall mean, as applicable, the principal office of the U.S. Agent, presently located at 909 Fannin, Suite 1700, Houston, Texas 77010 or the principal office of the Canadian Agent, presently located at 66 Wellington Street West, 38th Floor, Toronto, Ontario M5K 1A2.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Quarterly Dates" shall mean the last day of each March, June, September and December in each year commencing September 30, 2000; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

     "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(f) both for scheduled redeterminations and unscheduled redeterminations.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     "Required Payment" shall have the meaning assigned such term in Section
4.04.

     "Reserve Report" shall mean a report, in form and substance reasonably satisfactory to the U.S. Agent, setting forth, as of each January 1 for the report due each March 1 and as of each July 1 for the report due each September 1 (or such other date in the event of an unscheduled redetermination), (i) the oil and gas reserves attributable to substantially all of the Obligors' and their Subsidiaries' Oil and Gas Properties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the U.S. Agent may reasonably request.

     "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President, the Chief Financial Officer and the Controller of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the relevant Obligor.

     "Scheduled Redetermination Date" shall have the meaning assigned such term in Section 2.08(d).

     "Security Instruments" shall mean the agreements or instruments described or referred to in Exhibit D, and any and all other agreements or instruments now or hereafter executed and delivered by the Obligors or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Notes, this Agreement, or reimbursement obligations under any Letters of Credit or Banker's Acceptances, as such agreements may be amended, supplemented or restated from time to time.

     "SEC" shall mean the Securities and Exchange Commission of the United States of America or any successor Governmental Authority.

     "Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which an Obligor or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

     "Stamping Fee" shall mean, with respect to any Bankers' Acceptance, an amount equal to the face amount thereof multiplied by the Applicable Margin for Bankers' Acceptances.

     "Subordinated Debt" shall mean unsecured Debt of any Obligor that is subordinated to the Indebtedness upon terms and conditions, and pursuant to documentation, all in form and substance satisfactory to the Lenders.

     "Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by an Obligor or one or more of its Subsidiaries or by an Obligor and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Obligors.

     "Tangible Net Worth" shall mean, as at any date, the sum of the following for the U.S. Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

     (i) the amount of preferred stock and common stock at par plus the amount of surplus of the U.S. Borrower and its Consolidated Subsidiaries, plus

     (ii) the retained earnings (or, in the case of retained earnings deficit, minus the amount of such deficit), minus

     (iii) the sum of the following: cost of treasury shares and the book value of all assets of the U.S. Borrower and its Consolidated Subsidiaries which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings), but in any event including as such intangibles the following: goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup or writedown in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to March 31, 2000, plus

     (iv) any negative currency translation adjustments for the value of the Obligor's Canadian Properties (or, in the case of any positive currency translation and adjustments, minus the amount of such currency translation adjustment).

     "Taxes" shall have the meaning assigned such term in Section 4.06(a).

     "Termination Date" shall mean the earlier to occur of (i) May 1, 2003 and
(ii) the date that the Commitments are terminated pursuant to Sections 2.03(b) or 10.02.

     "Transfer" shall mean any sale, assignment, farm-out, conveyance or other transfer of any Oil and Gas Property or any interest in any Oil and Gas Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest), excluding (i) the sale of Hydrocarbons in the ordinary course of business and (ii) the sale of equipment that is no longer necessary for the business of the Obligors or any Subsidiary or is replaced by equipment of at least comparable value and use.

     "Type" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

     "UBS Agreement" shall mean collectively, each of the following documents:

     (i) Sale Agreement dated December 12, 1991 between PEI, vendor, 507317 Alberta Ltd., purchaser and UBS Asset Management;

     (ii) Debenture dated December 12, 1991 from PEI to 507317 Alberta Ltd. in the maximum amount of $200,000,000.00 (Canadian);

     (iii) Royalty Agreement dated December 12, 1991 from PEI to 507317 Alberta Ltd.;

     (iv) Overriding Royalties Conveyance dated December 12, 1991 from PEI to 507317 Alberta Ltd.;

     (v) Gas Sales Agreement dated December 12, 1991 between PEI and 507317 Alberta Ltd.;

     (vi) Purchase Agreement dated July 22, 1994 between PEI and UBS Asset Management (New York) Inc., et al.;

     (vii) Redemption Agreement dated July 22, 1994 between PEI and UBS Asset Management (New York) Inc., et al.;

     (viii) PetroCorp Assurances Agreement dated July 22, 1994 between PEI and UBS Asset Management (New York) Inc., et al.;

     (ix) Fixed Charge Debenture dated August 9, 1994 from PEI to 507317 Alberta Ltd. (maximum amount of $40,000,000); and

     (x) General Assignment of Accounts dated August 9, 1994 from PEI to 507317 Alberta Ltd.

and any other documents, contracts, agreements or instruments executed in connection therewith, as any of the foregoing may be amended, supplemented, restated or otherwise modified from time to time.

     "U.S. Dollars", "U.S. $" and "$" shall mean lawful money of the United States of America.

     "U.S. Base Rate" shall mean the variable rate of interest quoted by the Canadian Agent from time to time as the reference rate of interest which it employs to determine the interest it will charge for demand loans in U.S. Dollars made in Canada and which it designates as its U.S. base rate, provided that if such rate of interest is less than the Federal Funds Rate plus 3/4 of 1% per annum (the "U.S. Floor Rate"), then the U.S. Base Rate shall equal the U.S. Floor Rate.

     "U.S. Lender" shall mean a Lender the Applicable Lending Office of which is located in the United States.

     "U.S. Loans" shall mean Loans made in by a U.S. Lender.

     "U.S. Notes" shall mean the promissory notes provided for by Section 2.06(a) and being substantially in the form of Exhibit A-1, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

     "Wholly-Owned Subsidiary" shall mean, as to the U.S. Borrower, any Subsidiary of which all of the outstanding shares of capital stock or other equity interests, on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

      Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the U.S. Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the U.S. Borrower referred to in Section 7.02 (except for changes concurred with by the U.S. Borrower's independent public accountants); provided, however, GAAP as it relates to Sections 9.12, 9.13, 9.14 shall be as in effect as of the Closing Date.

                                   ARTICLE II

                                  COMMITMENTS

      Section 2.01  Loans, Letters of Credit and Bankers' Acceptances.

          (a) U.S. Loans and Letters of Credit.

          (i) U.S. Loans. Each U.S. Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans in U.S. Dollars to the U.S. Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to, but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment as then in effect; provided, however, that the sum of (w) the aggregate principal amount of all such U.S. Loans by all U.S. Lenders hereunder at any one time outstanding, plus (x) the aggregate principal amount of all Canadian Loans by all Canadian Lenders hereunder at any one time outstanding, plus (y) the LC Exposure, plus (z) the Acceptance Exposure shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to, but excluding, the Termination Date, the U.S. Borrower may borrow, repay and reborrow the amount described in this
     Section 2.01(a)(i).

          (ii) Letters of Credit. During the period from and including the Closing Date to, but excluding, the Termination Date, the Issuing Bank, as issuing bank for the U.S. Lenders, agrees to extend credit for the account of the U.S. Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding, minus the Acceptance Exposure and
     (ii) the LC Commitment. The U.S. Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank,
     (iii) be for the account of the U.S. Borrower and (iv) expire on the earlier to occur of (x) one (1) year after the issuance date and (y) the Termination Date.

          (b) Canadian Loans and Bankers' Acceptances.

          (i) Canadian Loans. Each Canadian Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans in Can. Dollars or U.S. Dollars to the Canadian Borrowers during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to, but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment as then in effect; provided, however, that the sum of
     (x) the aggregate principal amount of all such Canadian Loans and all U.S. Loans by all Lenders hereunder at any one time outstanding, plus (y) the LC Exposure, plus (z) the Acceptance Exposure shall not exceed the lesser of
     (1) the Aggregate Commitments and (2) U.S. $15,000,000. Subject to the terms of this Agreement, during the period from the Closing Date to, but excluding, the Termination Date, the Canadian Borrowers may borrow, repay and reborrow the amount described in this Section 2.01(b)(i).

          (ii) Bankers' Acceptances. Each Canadian Lender severally agrees, on the terms and conditions of this Agreement, to accept and, immediately thereafter, purchase Bankers' Acceptances from any of the Canadian Borrowers from and after the Closing Date, with a maturity or BA Interest Period not beyond the Termination Date, and in an aggregate amount at any one time outstanding up to, but not exceeding, the amount of such Lenders'

     Commitment as then in effect; provided, that the Acceptance Exposure at any one time outstanding shall not exceed the lesser of (1) the Aggregate Commitments and (2) U.S. $15,000,000, minus the aggregate principal amount of all Canadian Loans then outstanding and minus the Acceptance Exposure at such time.

          (c) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Obligors, the Loans may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than eight (8) Eurodollar Loans may be outstanding at any time.

          (d) Additional Limitations on Issuance of Letters of Credit, Bankers' Acceptances and Loans to Canadian Borrowers. Notwithstanding anything herein to the contrary, no Letters of Credit shall be issued hereunder, no Bankers' Acceptances shall be accepted and purchased hereunder, and no Loans shall be made to any Canadian Borrowers, unless and until the Agents and the Lenders shall have received evidence satisfactory to them (which evidence may include appropriate opinions of counsel) that issuance of such Letters of Credit and the collaterization thereof as provided herein, the acceptance and purchase of such Bankers' Acceptances and the collateralization thereof as provided herein, or the making of such Loans to such Canadian Borrower, as applicable, does not violate the UBS Agreement, or any other Material Agreements.

      Section 2.02 Borrowings, Continuations and Conversions; Letters of Credit; Bankers' Acceptances.

          (a) Borrowings. An Obligor desiring to request a borrowing shall give the applicable Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and
     (iv) (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

          (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least U.S. or Can. $100,000, as applicable, or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of U.S. or Can. $100,000, as applicable, in excess thereof, and all Eurodollar Loans shall be in amounts of at least U.S. or Can. $500,000, as applicable, or any whole multiple of U.S. or Can. $100,000, as applicable, in excess thereof.

          (c) Notices. Except as provided in Section 2.10(d), all borrowings, continuations and conversions relating to U.S. Loans shall require advance written notice to the U.S. Agent (which shall promptly notify the U.S. Lenders) in the form of Exhibit B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from an Obligor to be received by the U.S. Agent (i) not later than 10:00 a.m. Houston, Texas time on the date of each Base Rate Loan borrowing and (ii) not later than 11:00 a.m., Houston, Texas time at least three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Except as provided in Section 2.14(b), all borrowings, continuations and conversions relating to Canadian Loans shall require advance written notice to the Canadian Agent (which shall promptly notify the Canadian Lenders) in the form of Exhibit B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from an Obligor to be received by the Canadian Agent (i) not later than 11:00 a.m. Houston, Texas time on the date of each Base Rate Loan borrowing and (ii) not later than 11:00 a.m., Houston, Texas time at least three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting an Obligor's obligation to confirm in writing any telephonic notice, an Agent may act without liability upon the basis of telephonic notice believed by such Agent in good faith to be from an Obligor prior to receipt of written confirmation. In each such case, the Obligors hereby waive the right to dispute such Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by such Agent.

          (d) Continuation Options.  Subject to the provisions made in this
     Section 2.02(d), an Obligor may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the applicable Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, an Obligor shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least U.S. or Can. $500,000, as applicable, or any whole multiple of U.S. or Can. $100,000, as applicable, in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

          (e) Conversion Options. An Obligor may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the applicable Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), an Obligor may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the applicable Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least U.S. or Can. $100,000, as applicable, or any whole multiple of U.S. or Can. $100,000, as applicable, in excess thereof and
     (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan.

          (f) Advances. Not later than 12:00 p.m. (noon) Houston, Texas time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the U.S. Agent for U.S. Loans or the Canadian Agent for Canadian Loans, to an account which the U.S. Agent for U.S. Loans or the Canadian Agent for Canadian Loans shall specify, in immediately available funds, for the account of the applicable Obligor. The amounts so received by the U.S. Agent for U.S. Loans or the Canadian Agent for Canadian Loans shall, subject to the terms and conditions of this Agreement, be made available to such Obligor by depositing the same, in immediately available funds, in an account of such Obligor, designated from time to time by such Obligor.

          (g) Letters of Credit. The U.S. Borrower shall give the Issuing Bank (which shall promptly notify the U.S. Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Issuing Bank not later than 11:00 a.m. Houston, Texas time not less than three (3) Business Days prior thereto of each request for the issuance, and at least ten (10) Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof, (v) the form of the Letter of Credit and (vi) such other information as the U.S. Agent may reasonably request, all of which shall be reasonably satisfactory to the U.S. Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the U.S. Agent shall issue, renew or extend such Letter of Credit to the beneficiary thereof.

          In conjunction with the issuance of each Letter of Credit, the U.S. Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the U.S. Borrower, the Issuing Bank and the Lenders hereby agree that the provisions of this Agreement shall govern.

          The Issuing Bank will send to the U.S. Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

          (h) Bankers' Acceptances. Any Canadian Borrower requesting issuance of a Bankers' Acceptance shall give the Canadian Agent (which shall promptly notify the Canadian Lenders of such request) advance notice, in the form of Exhibit B, to be received by the Canadian Agent not later than 11:00 a.m. Houston, Texas time one (1) Business Day prior thereto of each request, which request shall specify (i) the aggregate amount of Bankers' Acceptances to be accepted and purchased by the Canadian Lenders and (ii) the duration of the BA Interest Period therefor. Promptly following such notice the Canadian Agent will notify such Canadian Borrower and the Canadian Lenders of the Discount Rate for the specified Acceptance Date. All Bankers' Acceptances (as part of the same borrowing) shall be in aggregate amounts among all Canadian Lenders of not less than Can.$500,000 and in whole multiples of Can.$100,000. Any Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances purchased by it.

          (i) Replacement/Renewal/Conversion of Bankers' Acceptances. Subject to the terms of this Agreement, a Canadian Borrower may elect to cause a new replacement Bankers' Acceptance to be issued, accepted and purchased to replace all or any part of any Bankers' Acceptance at the maturity thereof by giving advance notice, in the form of Exhibit B, of such election to be received by the Canadian Agent not later than 11:00 a.m. Houston, Texas time one (1) Business Day prior thereto, specifying the amount of such new Bankers' Acceptance and the BA Interest Period therefor. In the absence of such a timely and proper election for renewal, such Canadian Borrower shall be deemed to have elected to convert such Bankers' Acceptance to a Base Rate Loan as provided in Section 2.14(b). All or any part of any Bankers' Acceptance may be renewed as provided herein, provided that (i) any renewal Bankers' Acceptance shall meet all requirements for Bankers' Acceptances hereunder, (ii) no Default shall have occurred and be continuing and (iii) such Canadian Borrower shall have paid to the Canadian Agent for the account of the Canadian Lenders an amount equal to the difference between the amount due on the maturing Bankers' Acceptance and the Available Proceeds of the new Bankers' Acceptance. If a Default shall have occurred and be continuing, each Bankers' Acceptance shall be converted to a Base Rate Loan on the last day of the BA Interest Period applicable thereto unless the Termination Date has occurred in which event all sums due thereon shall be immediately due and payable. A Canadian Borrower may elect to convert any Bankers' Acceptance on the last day of the then current BA Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Canadian Agent of such election. If no Default shall have occurred and be continuing, subject to the terms of this Agreement, such Canadian Borrower may elect to convert all or any part of a Base Rate Loan at any time and from time to time to a Bankers' Acceptance by giving one (1) Business Day's advance notice to the Canadian Agent of such election; provided that any conversion of any Base Rate Loan into a Bankers' Acceptance shall be in the amount not less than Can.$500,000 in the aggregate for all Lenders and in whole multiples of Can.$100,000.

      Section 2.03  Changes of Commitments.

          (a) The Aggregate Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Sections 2.03(b) and (ii) the Borrowing Base as determined from time to time.

          (b) The U.S. Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Credit Amounts at any time, or from time to time, upon not less than three (3) Business Days' prior notice to the U.S. Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $250,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the U.S. Agent.

          (c) The Aggregate Maximum Credit Amounts once terminated or reduced may not be reinstated.

      Section 2.04  Fees.

          (a) Commitment Fee. The U.S. Borrower shall pay to the U.S. Agent for the account of each Lender a commitment fee on the daily average unused amount of the Aggregate Commitments for the period from and including the Closing Date up to, but excluding, the Termination Date at a rate per annum equal to the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

                                            COMMITMENT
   BORROWING BASE UTILIZATION             FEE PERCENTAGE
   --------------------------             --------------
Less than 50%                                  0.250%

Greater than or equal to 50%, but
 less than 75%                                 0.375%

Greater than or equal to 75%                   0.500%

     Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date.

          (b) Letter of Credit Fees.

          (i) The U.S. Borrower agrees to pay the U.S. Agent, for the account of each U.S. Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the Applicable Margin in effect from time to time for Eurodollar Loans, provided that each Letter of Credit shall bear a minimum aggregate commission (over the life of such Letter of Credit) of $500 and that each Letter of Credit shall be deemed to be outstanding up to the full undrawn face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or, for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the U.S. Borrower. Such commissions are payable quarterly in arrears on each Quarterly Date and on the Termination Date.

          (ii) The U.S. Borrower agrees to pay the U.S. Agent, for the account of the Issuing Bank, commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) equal to 0.10% of the face amount of each Letter of Credit, payable upon issuance of such Letter of Credit.

          (c) Agent Fees. The U.S. Borrower shall have paid such other fees as are set forth in, and pursuant to, the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.

      Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for the acceptance and purchase of Bankers' Acceptances or disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

      Section 2.06  Notes.

          (a) U.S. Notes. The U.S. Loans made by each U.S. Lender shall be evidenced by a single promissory note of each Obligor in substantially the form of Exhibit A-1, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such U.S. Lender in a principal amount equal to its Maximum Credit Amount as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b).

          (b) Canadian Notes. The Canadian Loans made by each Canadian Lender shall be evidenced by a single promissory note of each Canadian Borrower in substantially the form of Exhibit A-2, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Canadian Lender in a principal amount equal to its Maximum Credit Amount as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b) and otherwise duly completed.

          (c) Generally. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Obligor's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Notes.

      Section 2.07  Prepayments.

          (a) Voluntary Prepayments. The Obligors may prepay their respective Base Rate Loans upon not less than one (1) Business Day's prior notice to the U.S. Agent for U.S. Loans or the Canadian Agent for Canadian Loans (which Agent shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least U.S. or Can. $100,000, as applicable, or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by such Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. Each Obligor may prepay its Eurodollar Loans on the same conditions as for Base Rate Loans (except that prior notice to the U.S. Agent or Canadian Agent, as applicable, shall be not less than three (3) Business Days for Eurodollar Loans) and in addition such prepayments of Eurodollar Loans shall be subject to the terms of
     Section 5.05 and shall be in an amount equal to all of the Eurodollar Loans for the Interest Period prepaid. A Bankers' Acceptance may only be repaid on its maturity date.

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

          (b)  Mandatory Prepayments.

               (i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Loans, plus the LC Exposure, plus the Acceptance Exposure exceeds the Aggregate Maximum Credit Amounts, the Obligors shall (i) prepay their Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued and unpaid to the date of such prepayment, and (ii) if any excess remains after prepaying all of their Loans because of LC Exposure or Acceptance Exposure, pay to the applicable Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral (for either LC Exposure or Acceptance Exposure or both, as the Agents shall elect) as provided in Sections 2.10(b) and
     2.15 hereof.

               (ii) Upon any redetermination or reduction of the amount of the Borrowing Base in accordance with Section 2.08, if the redetermined or reduced Borrowing Base results in a Borrowing Base Deficiency, then the Obligors shall within thirty (30) days of receipt of written notice thereof from the U.S. Agent either: (A) prepay their Loans in an aggregate principal amount equal to the Borrowing Base Deficiency, together with interest on the principal amount paid accrued and unpaid to the date of such prepayment and if a Borrowing Base Deficiency remains thereafter, because of LC Exposure or Acceptance Exposure, pay to the U.S. Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral (for either LC Exposure or Acceptance Exposure or both, as the Agents shall elect) as provided in Sections 2.10(b) and 2.15 hereof; or (B) the U.S. Borrower shall notify the U.S. Agent (which will promptly notify the Lenders) in writing of the Obligors' election to initiate a Deficiency Period during which it will eliminate such Borrowing Base Deficiency by making three (3) consecutive monthly Deficiency Payments, the first of such payments being due and payable with the delivery to the U.S. Agent of such notice and each of the remaining payments due and payable on the same day of each month thereafter during the Deficiency Period; provided however, in the event of an acceleration of the maturity of the Notes pursuant to Section 10.01 hereof, such acceleration shall also accelerate the maturity of all outstanding and unpaid Deficiency Payments.

               (iii) If the U.S. Borrower obtains funds by the sale of capital stock or any other equity offering or by the issuance of Subordinated Debt to the extent permitted by the terms of this Agreement, and if at such time there exists a Borrowing Base Deficiency, the proceeds obtained by such capital stock or other equity offering or issuance of Subordinated Debt shall first be used to pay such Borrowing Base Deficiency.

          (c) Generally.  Prepayments permitted or required under this Section
     2.07 shall be without premium or penalty, except as required under Section
     5.05 for prepayment of Eurodollar Loans. Any prepayments on the Loans may be reborrowed subject to the then effective Aggregate Commitments.

      Section 2.08  Borrowing Base.

          (a) The Borrowing Base shall be determined in accordance with Section 2.08(b) by the U.S. Agent with the concurrence of the Lenders and is subject to redetermination in accordance with Section 2.08(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. So long as any of the Commitments are in effect or any LC Exposure, Acceptance Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base. During the period from and after the Closing Date until the first redetermination pursuant to Section 2.08(d) or adjustment pursuant to Section 8.08(c), the amount of the Borrowing Base shall be $58,000,000.

          (b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the U.S. Agent (the "Engineering Reports"), the U.S. Agent will redetermine the Borrowing Base. Such redetermination will be in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The U.S. Agent, in its sole discretion, may make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The U.S. Agent shall propose to the Lenders a new Borrowing Base within 14 days following receipt by the U.S. Agent and the Lenders of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the U.S. Agent, the Lenders shall have 14 days to agree or disagree with such proposal. If the Lenders notify the U.S. Agent within such 14 days of their disapproval or if at the end of such 14 days, the Lenders have not communicated their approval or disapproval, such silence shall be deemed disapproval and, in either case, the Lenders shall, within a reasonable period of time, agree on a new Borrowing Base. The U.S. Agent and all of the Lenders must approve a new Borrowing Base.

          (c) The U.S. Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title is not good and defensible, subject only to the Liens permitted by Section 9.02.

          (d) So long as any of the Commitments are in effect and until payment in full of all Loans hereunder, on or around the first Business Day of each April and October, commencing October 1, 2000 (each being a "Scheduled Redetermination Date"), the U.S. Agent and the Lenders shall redetermine the amount of the Borrowing Base in accordance with Section 2.08(b). In addition, (i) the Majority Lenders may initiate a redetermination of the Borrowing Base at any other time as they so elect by specifying in writing to the Obligors the date (not earlier than 30 days after receipt of such notice by the Obligors) on which the Obligors are to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur; provided, however, that the Majority Lenders may initiate only one such unscheduled redetermination during any consecutive twelve (12) month period, and (ii) the Obligors may, from time to time, initiate a redetermination of the Borrowing Base at any other time as they so elect by specifying in writing to the U.S. Agent (who will promptly notify the Lenders) the date on which the Obligors will furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is requested to occur; provided, however, that the Obligors may request only one such unscheduled redetermination during any consecutive twelve (12) month period. Any such unscheduled Borrowing Base redeterminations shall be made in accordance with the procedures described in Section 2.08(b).

          (e) If at any time, and from time to time, any Obligor proposes to incur Subordinated Debt pursuant to Section 9.22, in addition to any redeterminations provided by Section 2.08(d), the Agent may, or upon request of the Majority Lenders shall, redetermine the amount of the Borrowing Base by specifying in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur. Any such unscheduled Borrowing Base redeterminations shall be made in accordance with the procedures described in Section 2.08(b).

          (f) The U.S. Agent shall promptly notify in writing the Obligors and the Lenders of any new Borrowing Base. Any redetermination of the Borrowing Base shall not be in effect until written notice is received by the Obligors.

      Section 2.09 Assumption of Risks. The U.S. Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of willful misconduct or gross negligence on the part of the Issuing Bank or any of its employees), its correspondents nor any Lender shall be responsible for the validity or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the U.S. Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the U.S. Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the U.S. Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the U.S. Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the U.S. Borrower.

      Section 2.10  Obligation to Reimburse and to Prepay.

          (a) Subject to Section 2.10(d) hereof, if a disbursement by the Issuing Bank is made under any Letter of Credit, the U.S. Borrower shall pay to the U.S. Agent within two (2) Business Days after notice of any such disbursement is received by the U.S. Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the U.S. Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the U.S. Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any other Loan Document; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any other Loan Document; (iii) the existence of any claim, set-off, defense or other rights which the U.S. Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the U.S. Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, any other Loan Document, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, except to the extent any document presented is sufficient on its face and is rejected as being insufficient.

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

     Notwithstanding anything in this Agreement to the contrary, the U.S. Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except to the extent the U.S. Borrower actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct.

          (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing as cash collateral by the U.S. Borrower to the Issuing Bank and the Lenders as of the date of any such occurrence; and the U.S. Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the U.S. Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the U.S. Agent, the Lenders or any other Person for any reason whatsoever.
     Such payments shall be held by the U.S. Agent on behalf of the Issuing Bank and the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the U.S. Borrower hereby, and by its deposit with the U.S. Agent, grants to the U.S. Agent a security interest in such cash collateral. In the event of any such payment by the U.S. Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the U.S. Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are then due and payable under this Agreement, the Notes or any other Loan Document to remit to the U.S. Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

          (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender's Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10.

          (d) Notwithstanding anything to the contrary contained herein, if no Default exists and subject to availability under the Aggregate Commitments (after reduction for LC Exposure and Acceptance Exposure), to the extent the U.S. Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within one (1) Business Day after notice of such disbursement has been received by the U.S. Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Lenders as a Loan hereunder and used by the Lenders to pay such Letter of Credit reimbursement obligation. If a Default exists, or if the funding of such Letter of Credit reimbursement obligation as a Loan would cause the aggregate amount of all Loans outstanding to exceed the Aggregate Commitments (after reduction for LC Exposure and Acceptance Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Loan, but instead shall accrue interest as provided in Section 2.10(a).

      Section 2.11 Lending Offices. The Loans of each Type made, Letters of Credit issued, and Bankers' Acceptances accepted by each Lender shall be made, issued, accepted, renewed, continued and maintained at such Lender's Applicable Lending Office for Loans of such Type, Letters of Credit, and Bankers' Acceptances.

      Section 2.12 Acceptance Date Procedure. On the Acceptance Date, the following provisions shall apply:

     (a) On or before 11:00 a.m. Houston, Texas time on the Acceptance Date, the Canadian Agent shall promptly determine the Discount Rate and notify each Canadian Lender as to:

      (i) the Discount Rate;

     (ii) the face amount of the Bankers' Acceptances to be purchased by any Canadian Lender on such Acceptance Date (which amount shall be such Lender's Percentage Share of the total amount of Bankers' Acceptances to be issued by the Canadian Lenders on such Acceptance Date);

    (iii) the amount of the Stamping Fee applicable to those Bankers' Acceptances to be accepted and purchased by such Lender on such Acceptance Date, such Lender being authorized by the Canadian Borrowers to collect the Discount Amount and the Stamping Fee out of the proceeds of the Bankers' Acceptances upon such Lender's acceptance and purchase thereof;

     (iv) the Available Proceeds by subtracting the Discount Amount and the Stamping Fee mentioned in subsection (iii) from the face amount mentioned in subsection (ii).

     (b) Not later than 12:00 p.m. (noon) Houston, Texas time that same day, each Lender shall make available to the Canadian Agent the Available Proceeds of its Bankers' Acceptance and the Canadian Agent shall make the Available Proceeds of all Lenders' Bankers' Acceptances available to the Canadian Borrower requesting issuance of such Banker's Acceptance at an account designated by such Canadian Borrower.

      Section 2.13 Purchase of Bankers' Acceptances. The Canadian Lenders shall, on the Acceptance Date, accept the Bankers' Acceptances, by inserting the appropriate face amount, Acceptance Date and maturity date thereof in accordance with the requesting Canadian Borrower's notice relating thereto and affixing their acceptance stamps thereto, and shall purchase same as provided in Section 2.12.

      Section 2.14 Payment of Bankers' Acceptances. The Bankers' Acceptances shall be payable in accordance with the following provisions:

     (a) If such Bankers' Acceptances are held by or presented to the Accepting Lender or the Canadian Agent, the relevant Canadian Borrower shall pay to the Canadian Agent for the account of each Canadian Lender an amount equal to the face amount of the Bankers' Acceptances of such Lender on their respective maturity dates. In the event that any Bankers' Acceptance is presented to the relevant Canadian Borrower, rather than the Accepting Lender thereof or the Canadian Agent, for payment on its respective maturity date and such Canadian Borrower shall have made payments to the holders thereof, then such Canadian Borrower shall give notice to the Canadian Agent to such effect together with the original cancelled Bankers' Acceptance and the Canadian Agent shall promptly notify the Canadian Lenders.

     (b) In the event such Canadian Borrower fails to notify the Canadian Agent in writing, not later than 11:00 a.m. Houston, Texas time, one (1) Business Day prior to any maturity date of a Bankers' Acceptance, that such Canadian Borrower intends to pay with its own funds the amount of the Bankers' Acceptances due on such maturity date, such Canadian Borrower shall be deemed, for all purposes, to have given the Canadian Agent notice to convert the amount of such Bankers' Acceptances into a Base Rate Loan and the provisions of Section 2.02(i) shall apply, except that:

     (i) such maturity date shall be considered to be the borrowing date of such Base Rate Loan;

     (ii) the proceeds of such Base Rate Loan shall be used to pay the amount of the Bankers' Acceptance due on such maturity date; and

    (iii) on such maturity date, each Canadian Lender, instead of making its funds available to the Canadian Agent to fund such Base Rate Loan, shall first directly apply its pro rata share of such Loan in payment of its pro rata share in the amount of its Bankers' Acceptances due on such date.

      Section 2.15 Acceptance Exposure. In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the Acceptance Exposure attributable to each Canadian Borrower (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing as cash collateral by each such Canadian Borrower to the Canadian Lenders as of the date of any such occurrence; and the Canadian Borrowers' obligation to pay such amount shall be absolute and unconditional, without regard to maturity dates of the outstanding Bankers' Acceptances, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Canadian Borrowers may now or hereafter have against the Canadian Agent, the Canadian Lenders or any other Person for any reason whatsoever. Such payments shall be held by the U.S. Agent on behalf of the Canadian Agent and the Canadian Lenders as cash collateral securing the Acceptance Exposure in an account or accounts at the Principal Office of the Canadian Agent; and each Canadian Borrower hereby, and by its deposit with the U.S. Agent, grants to the Canadian Agent a security interest in such cash collateral. In the event of any payments by any Canadian Borrower of amounts owing under any Bankers' Acceptances, the Canadian Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are then due and payable under this Agreement, the Notes or any other Loan Document to remit to such Canadian Borrower amounts for which the contingent obligations evidenced by the Bankers' Acceptance have ceased.

      Section 2.16  Miscellaneous Bankers' Acceptance Provisions.

          (a) Waiver of Presentment and Other Conditions. Each Canadian Borrower waives presentment for payment and, except to the extent of the gross negligence or wilful misconduct of any Lender, any other defense to payment of any amounts due to any Lender in respect of a Bankers' Acceptance accepted and, if applicable, purchased by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Lender in its own right and each Canadian Borrower agrees not to claim any days of grace if the Lender as holder sues such Canadian Borrower on the Bankers' Acceptance for payment of the amount payable by such Canadian Borrower thereunder. On the specified maturity date of a Bankers' Acceptance, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Borrower shall pay the Lender the full face amount of such Bankers' Acceptance.

          (b) Unlawful Issue or Use. Each Canadian Borrower shall pay on demand to such Canadian Lenders at the face amount of any banker's acceptance form presented to such Lenders for payment and paid by such Lenders that has been unlawfully issued or used or put into circulation fraudulently or without authority, and shall indemnify such Lenders against any loss, cost, damage, expense or claim regardless of by whomsoever made that the Lender may suffer or incur by reason of any fraudulent, unauthorized or unlawful issue or use of any such banker's acceptance form, other than as is caused by the gross negligence or wilful act or omission of any Lender or any of its officers, employees, agents or representatives failing to use the same standard of care in the custody of such banker's acceptance forms as it uses in the custody of its own property of a similar nature.

          (c) Power of Attorney. Each Canadian Borrower hereby grants to each Canadian Lender a power of attorney to execute each Bankers' Acceptance on behalf of the Canadian Borrowers in order to give effect to a borrowing request for such Bankers' Acceptance.

      Section 2.17 Exchange Rate. If an exchange rate is required for any reason hereunder by which Can. Dollars will be converted into U.S. Dollars, or by which U.S. Dollars will be converted into Can. Dollars, then the exchange rate used shall be the Applicable Exchange Rate.

                                  ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

      Section 3.01 Repayment of Loans. On the Termination Date each Obligor shall pay to (i) the U.S. Agent, for the account of each Lender, the outstanding aggregate principal and accrued and unpaid interest under its U.S. Notes and to
(ii) the Canadian Agent, for the account of each Lender, the outstanding aggregate principal and accrued and unpaid interest under its Canadian Notes and the amount of its Acceptance Exposure.

      Section 3.02  Interest.

          (a) Interest Rates. Each Obligor will pay to the U.S. Agent for U.S. Loans or the Canadian Agent for Canadian Loans, for the account of each Lender, interest on the unpaid principal amount of each of its Loans made by such Lender to it for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

               (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

               (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

          (b) Post-Default Rate. Notwithstanding the foregoing, each Obligor will pay to the U.S. Agent or the Canadian Agent, as applicable, for the account of each Lender interest at the applicable Post-Default Rate on any principal of its Loans made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by such Obligor hereunder, under any Loan Document or under any Note of such Obligor held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

          (c) Due Dates. Accrued and unpaid interest on Base Rate Loans shall be payable on each Quarterly Date commencing on September 30, 2000, and accrued and unpaid interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

          (d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the appropriate Agent shall notify the Lenders to which such interest is payable and the Obligors thereof. Each determination by an Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

      Section 3.03 Obligations of Canadian Borrowers to U.S. Borrower. Notwithstanding anything to the contrary contained herein or in any other Loan Document except the Guaranty Agreement, (i) no Obligor shall be required to pay or be obligated with respect to any obligations in respect of any Loan, Letter of Credit or Bankers Acceptance of any other Obligor (including any principal of, or interest on, any such Loan, Letter of Credit or Bankers Acceptance; any increased costs, breakage costs or taxes payable in respect of any such Loan, Letter of Credit or Bankers Acceptance; and (ii) no Canadian Borrower shall be required to pay or be obligated with respect to any obligations, such as indemnification, the fees under Section 2.04, and expenses provided in this Agreement to be the obligations of the U.S. Borrower, except that in all events each Canadian Borrower shall be obligated in respects of principal of and interest on, and breakage costs and taxes payable in respect of each Loan or Bankers' Acceptance of such Canadian Borrower.

                                  ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

      Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Obligors under this Agreement with respect to U.S. Loans, the U.S. Notes and the Letter of Credit Agreements shall be made in U.S. Dollars and all payments of principal, interest and other amounts to be made by the Canadian Borrowers under this Agreement with respect to Canadian Loans, the Canadian Notes and the Bankers' Acceptances shall be made in Can. Dollars, all in immediately available funds, to the U.S. Agent or Canadian Agent, as applicable, at such accounts as the Agents shall specify by notice to the Obligors from time to time, not later than 12:00 p.m. (noon) Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agents under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agents of any principal of or interest on any borrowing, the paying Obligor shall notify the U.S. Agent or Canadian Agent, as applicable, of the Loans or Bankers' Acceptances to which such payment shall apply. In the absence of such notice the U.S. Agent or Canadian Agent, as applicable, may specify the Loans or Bankers' Acceptances to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

      Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under
Section 2.01, each continuation and conversion under Section 2.02 and each issuance of a Bankers' Acceptance shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of fees under Section 2.04 shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts under Sections 2.03(b) and (c) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of Bankers' Acceptances and principal of Loans by an Obligor shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans and face amount of Bankers' Acceptances of such Obligor held by the Lenders; and (iii) each payment of interest on Loans by an Obligor shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable from such Obligor to the respective Lenders; and (iv) each reimbursement by U.S. Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

      Section 4.03 Computations. Interest on Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable. The Applicable Margin for determining the Stamping Fee for Bankers' Acceptances shall be computed on the basis of a year of 365 days.

      Section 4.04 Non-receipt of Funds by the Agents. Unless the U.S. Agent, with respect to U.S. Loans and Letters of Credit, or the Canadian Agent, with respect to Canadian Loans and Bankers' Acceptances, shall have been notified by a Lender or an Obligor prior to the date on which such notifying party is scheduled to make payment to such Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit or Bankers' Acceptance to be made by it hereunder or (in the case of an Obligor) a payment to such Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to such Agent, such Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or such Obligor (as the case may be) has not in fact made the Required Payment to such Agent, the recipient(s) of such payment shall, on demand, repay to such Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by such Agent until, but excluding, the date such Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for any Obligor as recipient, will be equal to the Base Rate plus the Applicable Margin.

      Section 4.05  Set-off, Sharing of Payments, Etc.

          (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agents), at its option, to offset balances held by it or by any of its Affiliates for account of such Obligors at any of its offices, in U.S. Dollars, Can. Dollars, or in any other currency, against any principal of or interest on any of such Lender's Loans to, or Bankers' Acceptances for the account of such Obligor, or any other amount payable to such Lender hereunder by such Obligor, which is not paid when due (regardless of whether such balances are then due to such Obligor), in which case it shall promptly notify such Obligor and the appropriate Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Obligors under this Agreement (or reimbursement as to any Letter of Credit) or reimbursement on any Bankers' Acceptance made available to any Canadian Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Obligors to such Lender than the percentage received by any other Lenders, it shall promptly
     (i) notify the appropriate Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or Bankers' Acceptances (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans and reimbursement Obligations on the Bankers' Acceptances and Letters of Credit held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Obligors agree that any Lender so purchasing a participation (or direct interest) in the Loans, Letters of Credit or, Bankers' Acceptances made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or Letters of Credit or acceptor of Bankers' Acceptances in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Obligors. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

      Section 4.06  Taxes.

          (a) Payments Free and Clear. Any and all payments by each Obligor hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Agents, taxes imposed on its income, and franchise or similar taxes imposed on it ("Excluded Taxes"), by (i) the United States or Canada (or any political subdivision thereof), (ii) any jurisdiction (or political subdivision thereof) of which either of the Agents, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (iii) the jurisdiction (or any political subdivision thereof) in which either of the Agents, the Issuing Bank or such Lender is organized, or (iv) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or either of the Agents is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or either of the Agents, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or either of the Agents (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions and (iii) such Obligor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, each Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder by such Obligor or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any other Loan Document (hereinafter referred to as "Other Taxes").

          (C) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR WILL INDEMNIFY EACH LENDER, THE ISSUING BANK AND THE AGENTS FOR THE FULL AMOUNT OF ITS TAXES AND OTHER TAXES (INCLUDING, BUT NOT

     LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR THE AGENTS (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES, WHICH EXPENSES SHALL BE REASONABLE TO THE EXTENT WITHIN THE LENDERS' CONTROL) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR EITHER OF THE AGENTS, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR, WHICH DEMAND SHALL BE MADE WITHIN NINETY
     (90) DAYS AFTER SUCH PAYMENT OF TAXES OR OTHER TAXES BY SUCH AGENT, SUCH LENDER OR THE ISSUING BANK AND SHALL SET FORTH IN REASONABLE DETAIL THE BASIS AND THE AMOUNT OF ITS REQUEST FOR COMPENSATION. IF ANY LENDER, THE ISSUING BANK OR EITHER OF THE AGENTS RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, THE ISSUING BANK OR SUCH AGENT HAS RECEIVED PAYMENT FROM AN OBLIGOR IT SHALL PROMPTLY NOTIFY SUCH OBLIGOR OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY AN OBLIGOR (OR PROMPTLY UPON RECEIPT, IF SUCH OBLIGOR HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO SUCH OBLIGOR WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT SUCH OBLIGOR, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR SUCH AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER, THE ISSUING BANK OR SUCH AGENT IN THE EVENT SUCH LENDER OR SUCH AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

          (d) Notwithstanding anything to the contrary contained herein, no Lender shall be indemnified pursuant to Section 4.06(c) for Taxes to the extent such Taxes are incurred solely by reason of it making U.S. Loans from an Applicable Lending office located in Canada or it making Canadian Loans from an Applicable Lending Office located in the United States.

          (e)  Lender Representations.

               (i) Each Lender represents that it is either (1) a banking association or corporation organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the

          United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a banking association or corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Obligors and the U.S. Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Obligors or the U.S. Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form W-8ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form W-8ECI Certification") or
          (B) Internal Revenue Service Form W-8BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form W-8BEN Certification"). In addition, each Lender agrees that if it previously filed a Form W-8ECI Certification, it will deliver to the Obligors and the U.S. Agent a new Form W-8ECI Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form W-8BEN Certification, it will deliver to the Obligors and the U.S. Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Obligors and the U.S. Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this
          Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Obligors and the U.S. Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Obligors and the U.S. Agent have received a Form W-8BEN Certification or Form W-8ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Obligors or U.S. Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by
          (i) the U.S. Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this
          Section 4.06 or (ii) the Obligors or the U.S. Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

               (ii) For any period with respect to which a Lender has failed to provide the Obligors with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided and applying retroactively), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the Obligors shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes, provided that no Obligor shall be required to incur any out-of-pocket expenses in connection with such assistance.

               (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Obligors or the U.S. Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          Section 4.07 Disposition of Proceeds. The Mortgage contains an assignment by the Borrower unto and in favor of the Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Mortgage further provides in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in the Mortgage, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower.

                                   ARTICLE V

                                CAPITAL ADEQUACY

      Section 5.01  Additional Costs.

          (a) Eurodollar Regulations, etc. Each Obligor shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs actually incurred by such Lender and attributable to its making or maintaining of any Eurodollar Loans or Banker's Acceptances or issuing or participating in Letters of Credit hereunder or its obligation to make any Eurodollar Loans or Banker's Acceptances or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans, Banker's Acceptances, Letters of Credit or such obligation in each case, applicable to such Obligor (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurodollar Loans, Banker's Acceptances or Letters of Credit (other than Excluded Taxes as defined in Section 4.06(a); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment, Banker's Acceptances or Loans of such Lender or the Eurodollar interbank market; or
     (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment, Loans or Banker's Acceptances. Each Lender will notify the appropriate Agent and the Obligors of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this
     Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans or Banker's Acceptances of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from any Obligor under this Section 5.01(a), such Obligor may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type or accept and purchase additional Bankers' Acceptances with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

          (b) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), each Obligor shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs actually incurred which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement as a result of any Regulatory Change, of capital in respect of its Commitment, its Notes, or its Loans or any interest held by it in any Banker's Acceptance or Letter of Credit, in each case, attributable to such Obligor such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Regulatory Change. Such Lender will notify the Obligors that it is entitled to compensation pursuant to this Section 5.01(b) as promptly as practicable after it determines to request such compensation.

          (c) Compensation Procedure. Any Lender notifying the Obligors of the incurrence of additional costs under this Section 5.01 shall in such notice to the Obligors and the U.S. Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a), or of the effect of capital maintained pursuant to Section 5.01(b), on its costs or rate of return of accepting and purchasing Bankers' Acceptances or maintaining Loans or its obligation to make Loans accept and purchase Bankers' Acceptances, or issue Letters of Credit, or on amounts receivable by it in respect of Loans, Banker's Acceptances or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes absent manifest error, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Obligors whose Loans, Bankers' Acceptances or Letters of Credit caused the incurrence of additional costs within thirty (30) days of the receipt by such Obligors of the notice described in this Section 5.01(c). No Lender shall be entitled to recover costs under this Section 5.01 incurred or accrued more than ninety (90) days prior to the notice described in this
     Section 5.01(c).

      Section 5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

          (i) either Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (ii) either Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then such Agent shall give the Obligors prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

      Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or accept, purchase, trade or hold Bankers' Acceptances hereunder, then such Lender shall promptly notify the Obligors thereof and such

Lender's obligation to make Eurodollar Loans or accept, purchase, trade or hold Bankers' Acceptances shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans or accept, purchase, trade or hold Bankers' Acceptances (in which case the provisions of Section 5.04 shall be applicable).

      Section 5.04  Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03.
If the obligation of any Lender to make Eurodollar Loans or to accept and purchase Bankers' Acceptances shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.02 or Section 5.03 has occurred and such Lender so requests by notice to the Obligors, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice, provided that, if the law so allows, such Loans shall continue as a Eurodollar Loan or Bankers' Acceptance, as applicable, until the end of the applicable Interest Period or BA Interest Period) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

      Section 5.05 Compensation. The Obligors whose Loans or Bankers' Acceptances are the subject of any loss, cost, expense or liability shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability actually incurred by such Lender which such Lender determines are attributable to:

          (i) any payment, prepayment or conversion of a Eurodollar Loan or Bankers' Acceptance properly made by such Lender or any Obligor for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

          (ii) any failure by any Obligor for any reason (including but not limited to, the failure of any of the conditions precedent specified in
     Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender, or issue a Bankers' Acceptance to such Lender, on the date for such borrowing, continuation or conversion or issuance specified in the relevant notice given pursuant to Section 2.02.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced

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

on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for U.S. Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

      Section 5.06  Replacement Lenders.

          (a) If any Lender has notified any Obligor and the appropriate Agent of its incurring additional costs under Section 5.01, has suspended its obligation to make Eurodollar Loans or purchase and accept Banker's Acceptances pursuant to Section 5.02 or 5.03 or has required any Obligor to make payments for Taxes under Section 4.06, then the Obligors may, unless such Lender has notified the Obligors and such Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of any Lender (other than such Agents) (the "Terminated Lender") at any time thereafter upon five (5) Business Days' prior written notice to the Terminated Lender and such Agent (such notice referred to herein as a "Notice of Termination").

          (b) In order to effect the termination of the Commitment of the Terminated Lender, the Obligors shall: (i) obtain an agreement with one or more Lenders to increase their Commitment or Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the U.S. Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitment of the Terminated Lender.

          (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Lender Termination Date"), and the name of Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

          (d) On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Notes, payable without recourse, representation or warranty, except as set

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

     forth in the Assignment, to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under
     Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the U.S. Agent the processing fee provided for in Section 12.06(b). The Obligors will be responsible for the payment of any breakage costs associated with such termination and Replacement Lenders, as set forth in
     Section 5.05.

                                  ARTICLE VI

                              CONDITIONS PRECEDENT

      Section 6.01  Initial Funding.

     The obligation of the Lenders to make the Initial Funding is subject to the receipt by the U.S. Agent and the Lenders of all fees payable pursuant to
Section 2.04 on or before the Closing Date and the receipt by the U.S. Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the U.S. Agent in form and substance:

          (a) A certificate of the Secretary or an Assistant Secretary of the U.S. Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the U.S. Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the U.S. Borrower (y) who are authorized to sign the Loan Documents to which U.S. Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the U.S. Borrower, certified on behalf of the U.S. Borrower as being true and complete. The U.S. Agent and the Lenders may conclusively rely on such certificate until the U.S. Agent receives notice in writing from the U.S. Borrower to the contrary.

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

          (b) A certificate of the respective Secretary or an Assistant Secretary of each of the Canadian Borrowers setting forth (i) resolutions of its board of directors with respect to the authorization of such Canadian Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents,
     (ii) the officers of such Canadian Borrower (y) who are authorized to sign the Loan Documents to which such Canadian Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws or partnership agreement, as applicable, of such Canadian Borrower certified on behalf of such Canadian Borrower as being true and complete. The Agents and the Lenders may conclusively rely on such certificate until they receive notice in writing from such Canadian Borrower to the contrary.

          (c) Certificates of the appropriate state and Canadian agencies with respect to the existence, qualification and good standing of the Obligors.

          (d) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

          (e) The Notes, duly completed and executed.

          (f) The Security Instruments, duly completed and executed.

          (g) Favorable opinions of Rochelle Hutcheson & Murphy LLP, special U.S. counsel to the Obligors, and Bennett Jones, Canadian counsel to the Obligors, each in form and substance satisfactory to the U.S. Agent, as to such matters incident to the transactions herein contemplated as the U.S. Agent may reasonably request.

          (h) A certificate of insurance coverage of the Obligors evidencing that the Obligors are carrying insurance in accordance with Section 7.19.

          (i) The U.S. Agent shall have received environmental reports and conducted such due diligence relating to environmental matters such that the U.S. Agent and the Lenders are reasonably satisfied with the environmental condition of the Obligors' Oil and Gas Properties.

          (j) The U.S. Agent shall have been furnished access to Obligors' title records, as such exist on the date hereof, and shall have conducted such due diligence relating to title matters such that the U.S. Agent and the Lenders are reasonably satisfied with title to Obligors' Oil and Gas Properties.

          (k) The U.S. Agent and the Lenders shall have received copies of the Initial Reserve Reports and be reasonably satisfied with the scope thereof and the conclusions expressed therein.

          (l) The U.S. Agent shall have been furnished with appropriate UCC search certificates reflecting no prior Liens other than Liens permitted by
     Section 9.02.

          (m) Such other documents as the U.S. Agent or any Lender or counsel to the U.S. Agent may reasonably request.

      Section 6.02 Initial and Subsequent Loans, Bankers' Acceptances and Letters of Credit. The obligation of the Lenders to make Loans to the Obligors upon the occasion of each borrowing hereunder (other than Base Rate Loans which are made pursuant to the terms hereof solely to replace existing Eurodollar Loans or Bankers' Acceptances which have matured in the normal course on the last day of an Interest Period therefor or pursuant to Section 5.03), to accept and purchase a Bankers' Acceptance from the Canadian Borrowers and to issue, renew, extend or reissue Letters of Credit for the account of the U.S. Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans, Bankers' Acceptances or Letters of Credit and after giving effect thereto:

          (a) no Default shall have occurred and be continuing; and

          (b) the representations and warranties made by the Obligors in Article VII and in any other Loan Document shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary.

     Each request for a borrowing by an Obligor, acceptance or renewal of a Bankers' Acceptance by a Canadian Borrower or issuance, renewal, extension or reissuance of a Letter of Credit by the U.S. Borrower hereunder shall constitute a certification by such Obligor to the effect set forth in Section 6.02(b) (both as of the date of such notice and, unless such Obligor otherwise notifies the U.S. Agent, prior to the date of and immediately following such borrowing, acceptance of a Bankers' Acceptance, or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

      Section 6.03 Conditions Precedent for the Benefit of Lenders. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

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

      Section 6.04 No Waiver. No waiver of any condition precedent shall preclude the U.S. Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of any Obligor to satisfy such condition precedent constitutes a Default.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     Each of the Obligors represents and warrants to the Agents and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing, acceptance of a Bankers' Acceptance, and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

      Section 7.01  Corporate Existence.  Each of the Obligors and each
Subsidiary: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

      Section 7.02 Financial Condition. The audited consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as at December 31, 1999 and the related consolidated statement of income, stockholders' equity and cash flow of the U.S. Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of PricewaterhouseCoopers LLP heretofore furnished to the U.S. Agent and the unaudited consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as at March 31, 2000 and their related consolidated statements of income, stockholders' equity and cash flow of the U.S. Borrower and its Consolidated Subsidiaries for the three month period ended on such date heretofore furnished to the U.S. Agent, are complete and correct in all material respects and fairly present the consolidated financial condition of the U.S. Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the three month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). None of the Obligors has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Since December 31, 1999, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Obligors and their Subsidiaries taken as a whole have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking

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

of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

      Section 7.03  Litigation.  Except as disclosed to the Lenders in Schedule
7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of any Obligor threatened against or affecting the Obligors or any Subsidiary which could reasonably be expected to result in a judgment or liability against the Obligors or any Subsidiary not fully covered by insurance (except for normal deductibles) that would have a Material Adverse Effect.

      Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter, articles of incorporation, by-laws or other organizational documents of the Obligors or any Subsidiary or any Governmental Requirement or any material agreement or instrument to which any Obligor or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Obligors or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

      Section 7.05 Authority. Each Obligor has all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by each Obligor and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of each Obligor and each Subsidiary, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting creditors' rights.

      Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Obligors or any Subsidiary of the Loan Documents or for the validity or enforceability thereof, except for the filing, registration and recording of the Security Instruments required by this Agreement.

      Section 7.07 Use of Loans. The proceeds of the Loans shall be used only for (i) refinancing the Debt under that certain Credit Agreement dated as of June 26, 1997, among the Borrowers, the Agent and the lenders parties thereto, as amended and (ii) working capital and general business purposes, including acquisitions of Oil and Gas Properties and related assets. None of the Obligors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.
No more
than 25% of the value, reasonably determined, of either (i) the total assets of the U.S. Borrower or of any of its Subsidiaries or (ii) those assets of the U.S. Borrower or any Subsidiary that are subject to any restrictions under this Agreement as to pledge, sale or other disposition, all as contemplated by section 207.2(f)(2)(i) of Regulation U, consist of Margin Stock.

      Section 7.08  ERISA.

          (a) The U.S. Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

          (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

          (c) No act, omission or transaction has occurred which could result in imposition on the U.S. Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

          (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the U.S. Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the U.S. Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

          (e) Full payment when due has been made of all amounts which the U.S. Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

          (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the U.S. Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

          (g) None of the U.S. Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the U.S. Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability other than for benefits due in the normal course of operation of such welfare benefit plan.

          (h) None of the U.S. Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

          (i) None of the U.S. Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

      Section 7.09 Taxes. Except as set out in Schedule 7.09, each of the Obligors and its Subsidiaries has filed all United States Federal income tax returns, any income tax returns required under the Income Tax Act (Canada) and the Alberta Income Tax Act and, except as would not have a Material Adverse Effect, all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by any Obligor or any Subsidiary. The charges, accruals and reserves on the books of each Obligor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of each Obligor, adequate.
No material tax lien has been filed and, to the knowledge of each Obligor, no claim is being asserted with respect to any such tax, fee or other charge, except for any such tax, fee or other charge the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

      Section 7.10  Titles, etc.

          (a) Except as set out in Schedule 7.10, each of the Obligors and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02. Except as set forth in Schedule 7.10, after giving full effect to the Excepted Liens and any Transfers of Oil and Gas Properties, the Obligors and Subsidiaries, each with respect to its Properties, own the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Obligors and Subsidiaries, each with respect to its Properties, to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

          (b) All leases and agreements necessary for the conduct of the business of the Obligors and their Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Obligors and their Subsidiaries.

          (c) All of the assets and Properties of the Obligors and their Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

          (d) All or portions of the Obligors' Oil and Gas Properties may be comprised of interests which are other than working interests or which may be operated by a party or parties other than an Obligor and to the extent that all or any such interests and properties as may be comprised of interests other than working interests or which may be operated by parties other than an Obligor, the representations set forth in Sections 7.10(b) and (c) are modified to be subject to the knowledge of the Obligors.

      Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agents and the Lenders (or any of them) by the Obligors or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Obligors and their Subsidiaries taken as a whole.

      Section 7.12 Investment Company Act. None of the Obligors nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      Section 7.13 Public Utility Holding Company Act. None of the Obligors nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 7.14 Subsidiaries and Partnership. As of the Closing Date, except as set forth on Schedule 7.14, none of the Obligors have any Subsidiaries or any interests in any partnerships. Each of the Canadian Borrowers is a Wholly-Owned Subsidiary of the U.S. Borrower.

      Section 7.15 Location of Business and Offices. Each Obligor's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on
Schedule 7.14.

      Section 7.16 Defaults. None of the Obligors nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which any Obligor or any Subsidiary is a party or by which any Obligor or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

      Section 7.17  Environmental Matters.  Except (i) as provided in Schedule
7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

          (a) Neither any Property of any Obligor or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

          (b) Without limitation of clause (a) above, no Property of any Obligor or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Obligors, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

          (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Obligors and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Obligors and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

          (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of any Obligor or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of each Obligor, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

          (e) The Obligors, with respect to any Oil and Gas Properties operated by an Obligor, have taken all steps reasonably necessary to determine and have determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Obligors or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

          (f) To the extent applicable, all Property of each Obligor and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA

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     or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Obligors do not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

          (g) None of the Obligors nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

      Section 7.18 Compliance with the Law. None of the Obligors nor any Subsidiary is in violation of any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) except as would not have a Material Adverse Effect, after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) except as would not have a Material Adverse Effect, none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders. All wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

      Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Obligors and each Subsidiary as of the Closing Date. As of the Closing Date, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law in all material respects and of all material agreements to which any Obligor or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Obligors and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by,

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or terminate or lapse by reason of, the transactions contemplated by this
Agreement. Schedule 7.19 identifies all material risks, if any, which each Obligor and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured (other than deductibles).

      Section 7.20 Hedging Agreements. Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Obligors and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

      Section 7.21 Material Agreements. Set forth on Schedule 7.21 is a complete and correct list of all Material Agreements. The Obligors have heretofore delivered to the U.S. Agent and the Lenders a complete and correct copy of each Material Agreement, as in effect on the Closing Date.

      Section 7.22 Gas Imbalances. As of the Closing Date, except as set forth on Schedule 7.22 on the most recent certificate delivered pursuant to Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Obligors' Oil and Gas Properties which would require the Obligors to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500,000,000 cubic feet of gas in the aggregate.

                                 ARTICLE VIII

                             AFFIRMATIVE COVENANTS

     Each of the Obligors covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans and Bankers' Acceptances hereunder, all interest thereon and all other amounts payable by the Obligors hereunder:

      Section 8.01 Reporting Requirements. The U.S. Borrower shall deliver, or shall cause to be delivered, to the U.S. Agent and, except with respect to Sections 8.01(c) and (g), with sufficient copies of each for the Lenders:

          (a) Annual Financial Statements. As soon as available and in any event within one hundred-twenty (120) days after the end of each fiscal year of the U.S. Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, and cash flow of the U.S. Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied

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     by the related opinion of independent public accountants of recognized national standing acceptable to the U.S. Agent which opinion shall state that such consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the U.S. Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default. Notwithstanding anything to the contrary in this Section 8.01(a), the U.S. Borrower shall be required to prepare and deliver consolidating financial statements hereunder only in substantially the form of the worksheets currently prepared by the U.S. Borrower and only so long as and to the extent that the U.S. Borrower prepares such statements in the ordinary course of its business.

          (b) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarterly periods of each fiscal year of the U.S. Borrower, consolidated and consolidating statements of income, stockholders' equity and cash flow of the U.S. Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the U.S. Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments). Notwithstanding anything to the contrary in this Section 8.01(b), the U.S. Borrower shall be required to prepare and deliver consolidating financial statements hereunder only in substantially the form of the worksheets currently prepared by the U.S. Borrower and only so long as and to the extent that the U.S. Borrower prepares such statements in the ordinary course of its business.

          (c) Notice of Default, Material Adverse Effect, Etc. Promptly after any Obligor knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Obligors propose to take with respect thereto.

          (d) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other material report or letter (including the auditors' comment letter to management, if such a letter is prepared) submitted to any Obligor by independent accountants in connection with any annual, interim or special audit made by them of the books of such Obligor, and a copy

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     of any response by such Obligor or any Subsidiary of such Obligor, or the
     Board of Directors of such Obligor or any Subsidiary of such Obligor, to such letter or report.

          (e) SEC Filings, Etc. Promptly upon distribution thereof, each financial statement, report, notice or proxy statement sent by the U.S. Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the U.S. Borrower with or received by the U.S. Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

          (f) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any notice of default furnished to any Obligor pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement, to which such Obligor is a party.

          (g) Other Matters. From time to time such other information regarding the business, affairs or financial condition of the Obligors or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agents may reasonably request.

          (h) Hedging Agreements. Concurrently with the delivery of the financial statements required by Sections 8.01(a) and (b), a report, in form and substance satisfactory to the U.S. Agent, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Obligors and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counter party to each such agreement.

          (i) Gas Imbalances. Concurrently with the delivery of the financial statements required by Sections 8.01(a) and (b), a report of any and all take-or-pay, pipeline imbalances, wellhead imbalances or other prepayments with respect to their Oil and Gas Properties which would require the Obligors to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed 500,000,000 cubic feet of gas in the aggregate on a net basis for the Obligors.

The Obligors will furnish to the U.S. Agent, at the time each set of financial statements is furnished pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to

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determine whether the Obligors are in compliance with Sections 9.12, 9.13 and
9.14 as of the end of the respective fiscal quarter or fiscal year.

      Section 8.02 Litigation. The Obligors shall promptly give to the U.S. Agent notice of: (i) all material legal or arbitral proceedings, and of all proceedings before any Governmental Authority in which any Obligor or any Subsidiary is a party, and (ii) of any litigation or proceeding against the Obligors or any Subsidiary or their Properties in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. The Obligors will, and will cause each of their Subsidiaries to, promptly notify the U.S. Agent and each of the Lenders of any judgment, Lien or other encumbrance affecting any Property of the Obligors or any Subsidiary if the value of the judgment, Lien (other than Liens permitted by Section 9.02), or other encumbrance affecting such Property shall exceed $500,000.

      Section 8.03  Maintenance, Etc.

          (a) Generally. The Obligors shall and shall cause each Subsidiary to: preserve and maintain its corporate existence, except as otherwise permitted under Section 9.08, and all of its material rights, privileges and franchises except where the failure to do so would not have a Material Adverse Effect; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the U.S. Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the U.S. Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, any such insurance that is environmental risk insurance to the extent reasonably available.

          (b) Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Obligors will furnish or cause to be furnished to the U.S. Agent a certificate of insurance coverage from each insurer in form and substance reasonably satisfactory to the U.S. Agent and, if requested, will furnish the U.S. Agent copies of the applicable policies.

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

          (c) Oil and Gas Properties. Each Obligor will and will cause each Subsidiary to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities that are used or useful in their business, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for Transfers of Oil and Gas Properties. Each Obligor will and will cause each Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with the standards of a prudent operator and otherwise with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties in the reasonable judgment of such Obligor or Subsidiary is no longer capable of producing Hydrocarbons in economically reasonable amounts. Each Obligor will and will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a manner consistent with the standards of a prudent operator and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

      Section 8.04  Environmental Matters.

          (a) Establishment of Procedures. The Obligors will and will cause each Subsidiary to establish and implement, or maintain, such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Obligors and their Subsidiaries and the operations conducted thereon and other activities of the Obligors and their Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

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          (b) Notice of Action.  The Obligors will promptly notify the U.S.
     Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which any Obligor has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

          (c) Future Acquisitions. The Obligors will and will cause each Subsidiary to provide environmental audits and tests as reasonably requested by the U.S. Agent and the Lenders (or as otherwise required to be obtained by the U.S. Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

      Section 8.05 Further Assurances. The Obligors will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of this Agreement and any other Loan Documents. The Obligors at their expense will and will cause each Subsidiary to promptly execute and deliver to the U.S. Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Obligors in this Agreement and the other Loan Documents, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

      Section 8.06 Performance of Obligations. Each Obligor will pay its Notes according to the reading, tenor and effect thereof; and the Obligors will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under this Agreement and the other Loan Documents, at the time or times and in the manner specified.

      Section 8.07  Engineering Reports.

          (a) On or before March 1 of each year, the Obligors shall furnish to the U.S. Agent and the Lenders a Reserve Report prepared by Huddleston & Co., Inc. or other independent petroleum consultant(s) acceptable to the U.S. Agent and on or before September 1 of each year, the Obligors shall furnish to the U.S. Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify on behalf of the Obligors such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately proceeding Reserve Report prepared by Huddleston & Co., Inc. or other independent petroleum consultant(s) acceptable to the U.S. Agent.

          (b) In the event of an unscheduled redetermination, the Obligors shall furnish to the U.S. Agent, with a sufficient number of copies for each of the Lenders, a Reserve Report prepared by or under the supervision of the chief engineer of the U.S. Borrower who shall certify on behalf of the Obligors such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report prepared by Huddleston & Co., Inc. or other independent petroleum consultant(s) acceptable to the U.S. Agent. For any unscheduled redetermination requested by the Majority Lenders or the Agent pursuant to Sections 2.08(d) or (e), the Obligors shall provide such Reserve Report with an "as of" date as required by the Majority Lenders or the Agent, as applicable, no later than thirty (30) days following the receipt of the request by the U.S. Agent.

          (c) With the delivery of each Reserve Report, the Obligors shall provide to the U.S. Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Obligors own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to their Oil and Gas Properties evaluated in such Reserve Report which would require any Obligor to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor,
     (iv) none of the Obligors' Oil and Gas Properties have been the subject of a Transfer since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of the Obligors' Oil and Gas Properties that were the subject of a Transfer during such period and in such detail as reasonably required by the Majority Lenders, (v) attached to the certificate is a list of the Obligors' Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any material change in working interest or net revenue interest in the Obligors' Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Obligors from their Oil and Gas Properties and (vii) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Properties.

          (d) Upon any such redetermination the Obligors shall furnish to the U.S. Agent production reports and general and administrative cost summaries by lease for the Obligors' Oil and Gas Properties included in the most recent Reserve Report, which reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the Obligors' accounts in such period, and such other information with respect thereto as the U.S. Agent may reasonable request.

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      Section 8.08  Title Information.

          (a) Delivery. On or before the delivery to the U.S. Agent and the Lenders of each Reserve Report required by Section 8.07(a), the Obligors will deliver title information in form and substance acceptable to the U.S. Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the U.S. Agent shall have received together with title information previously delivered to the U.S. Agent, which sufficiently demonstrates that title is good and defensible (subject only to Liens permitted by Section 9.02) on at least eighty percent (80%) of the value of the Oil and Gas Properties evaluated by such Reserve Report to which positive value is attributed.

          (b) Cure of Title Defects. The Obligors shall, within sixty (60) days after a request by the U.S. Agent or the Majority Lenders to cure such defects or exceptions, cure any material title defects or exceptions which are not Excepted Liens raised by such information or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens covering Oil and Gas Properties of an equivalent value.

          (c) Failure to Cure Title Defects. If the Obligors are unable to cure any material title defect requested by the U.S. Agent or the Lenders to be cured within the sixty (60) day period or the Obligors do not comply with the requirements to provide title information pursuant to Section 8.08(a), such default shall not be a Default or an Event of Default, but instead the U.S. Agent and the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the U.S. Agent or the Majority Lenders.
     To the extent that the U.S. Agent or the Majority Lenders are not satisfied with title to any Property after the time period in Section 8.08(b) has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the U.S. Agent may send a notice to the Obligors and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by all of the Lenders to cause the Obligors to be in compliance with the requirement to provide acceptable title information on 80% of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after the Obligors' receipt of such notice.

      Section 8.09  Additional Collateral.

          (a) Lien in Acquired Oil and Gas Properties. Should any Obligor acquire any additional Oil and Gas Properties or additional interests in its existing Oil and Gas Properties, such Obligor will, contemporaneous with the effective date of each Borrowing Base redetermination, grant to the Agent as security for the Indebtedness a first-priority Lien (subject only to Excepted Liens) on its interest in such Oil and Gas Properties to the extent not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance

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     satisfactory to the Agent in its sole discretion and in sufficient executed
     (and acknowledged where necessary or appropriate) counterparts for recording purposes.

          (b) Lien in Oil and Gas Properties of PEI. At such time as there exists no prohibition, under the UBS Agreement or otherwise, against PEI granting Liens in its Oil and Gas Properties, the Borrower shall cause PEI to grant to the Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) on its interest in its Oil and Gas Properties, which Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

          (c) Title Information. Concurrently with the granting of any Liens or other action referred to in Sections 8.07(a) and (b) above and subject to
     Section 8.08(a), such Obligor will, or the U.S. Borrower shall cause PEI to, provide to the Agent title information in form and substance satisfactory to the Agent in its sole discretion with respect to such Obligor's or PEI's interests in such Oil and Gas Properties.

          (d) Legal Opinions. Also, promptly after the filing of any Security Instrument in any state or other jurisdiction in which no previous filings have been made, upon the reasonable request of the Agent, the U.S. Borrower will provide, or cause to be provided, to the Agent an opinion addressed to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms, in legally sufficient form for such jurisdiction, and the means by which such Security Instrument will perfect the Lien created thereby.

      Section 8.10 ERISA Information and Compliance. The Obligors will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the U.S. Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) promptly after becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Obligors, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) promptly after receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Obligors will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the

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contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and
(ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

      Section 8.11  Post Closing Mortgaged Property Descriptions.

     (a) S.W. Oklahoma City Unit and Will Rogers Unit. Within 90 days after the Closing Date, the U.S. Borrower shall provide to the U.S. Agent descriptions, in form and substance legally sufficient for recording in Oklahoma County, Oklahoma, of each of the particular Hydrocarbon Interests comprising each of the S.W. Oklahoma City Unit (created pursuant to Oklahoma Corporation Commission Order No. 397216 dated November 16, 1995) and the Will Rogers Unit (created pursuant to Oklahoma Corporation Commission Order No. 371129 dated January 13, 1993) and pursuant to which the U.S. Borrower derives its interests in such units.

     (b) Within 30 days after the Closing Date, the Obligors shall provide to the U.S. Agent descriptions, in form and substance legally sufficient for purposes of registering a fixed charge, of the Oil and Gas Properties located in Alberta, Canada in which the Canadian Borrowers own an interest and which are not prohibited pursuant to any existing agreements from being made subject to a fixed charge.

                                  ARTICLE IX

                               NEGATIVE COVENANTS

     Each Obligor covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans and Bankers' Acceptances hereunder, all interest thereon and all other amounts payable by the Obligors hereunder:

      Section 9.01 Debt. None of the Obligors nor any Subsidiary will incur, create, assume or permit to exist any Debt, except:

          (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

          (b) Debt of the Obligors or Subsidiaries existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 9.01, and any renewals, extensions or refinancings (but not increases, except for increases provided for under the UBS Agreement as in effect on the Closing Date);

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          (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than ninety (90) days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

          (d) Debt under capital leases (as required to be reported on the financial statements of the Obligors pursuant to GAAP) not to exceed U.S. $500,000 for the Obligors and their Subsidiaries in the aggregate;

          (e) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

          (f) Debt of the Obligors and their Subsidiaries under Hedging Agreements (i) relating to interest rates or currency exposure with an Agent or other counterparties as approved by the reasonable determination of the Majority Lenders entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's operations and not for speculative trading purposes and (ii) covering oil and gas production of the Obligors or any Subsidiary; provided, however, that (A) such Hedging Agreements shall not in the aggregate, cover more than eighty-five percent (85%) of estimated production of the subject Obligor for each individual period covered by such Hedging Agreements and no such Hedging Agreement shall exceed a term of twelve (12) months;

          (g) Debt secured by Liens permitted by Section 9.02, other than Excepted Liens which by their nature do not customarily secure Debt;

          (h) Debt allowed by Section 9.03(g);

          (i) Debt allowed by Section 9.07; and

          (j) subject to a redetermination of the Borrowing Base pursuant to
     Section 2.08(e) and compliance with Section 9.22, Subordinated Debt.

      Section 9.02 Liens. None of the Obligors nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

          (a) Liens securing the payment of any Indebtedness;

          (b) Excepted Liens;

          (c) Liens securing leases allowed under Section 9.01(d), but only on the Property under lease;

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          (d) Liens disclosed on Schedule 9.02;

          (e) Liens on cash or securities of the Obligors or any Subsidiaries securing the Debt described in Section 9.01(e); and

          (f) Liens arising by operation of law to secure judgments for the payment of money for amounts which in the case of each Obligor are equal to or less than U.S. $1,000,000 in the aggregate.

      Section 9.03 Investments, Loans and Advances. None of the Obligors nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

          (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

          (b) accounts receivable arising in the ordinary course of business;

          (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;

          (d) commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by Standard & Poors Rating Group or Moody's Investors Service, Inc.;

          (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof or Canada or any province or territory thereof and has a short term deposit rating of no lower than A1 or P1, as such rating is set forth from time to time, by Standard & Poors Rating Group or Moody's Investors Service, Inc., respectively;

          (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

          (g) investments, loans or advances in or to Obligors or Subsidiaries (including any Person who becomes a Subsidiary by virtue of such investment), provided that any such investments, loans or advances to PEC, PEL (but not as between PEL and PEC) and PEI shall not exceed at any one time outstanding U.S. $15,000,000 in the aggregate;

          (h) other investments, loans or advances not to exceed $500,000 in the aggregate at any time; and

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          (i) investments by any of the Obligors or Subsidiaries in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or equity interests in entities engaged in business related thereto.

      Section 9.04 Dividends, Distributions and Redemptions. None of the Obligors nor any Subsidiary will declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except that any Subsidiaries of the U.S. Borrower may pay dividends to, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding from, return any capital to, or make distributions of its assets to (i) the U.S. Borrower or (ii) any other Wholly-Owned Subsidiary.

      Section 9.05 Sales and Leasebacks. None of the Obligors nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby any Obligor or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby such Obligor or such Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which such Obligor or such Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

      Section 9.06 Nature of Business. None of the Obligors nor any Subsidiary will allow any material change to be made in the character of its business as an independent exploration, production, processing, transporting and marketing company of oil and gas and related by-products.

      Section 9.07 Limitation on Leases. None of the Obligors nor any Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, excluding capital leases and leases of Hydrocarbon Interests), except (i) under non-recurring leases or lease agreements, in each case for a term of less than one (1) year or (ii) under leases or lease agreements, in each case for a term in excess of one (1) year, for which the aggregate amount of all payments made by the Obligors and their Subsidiaries pursuant to all such leases or lease agreements shall not exceed U.S. $1,250,000 in any period of twelve (12) consecutive calendar months during the life of such leases.

      Section 9.08 Mergers, Etc. None of the Obligors nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except that any Obligor may merge, consolidate or amalgamate into or with another Person; provided that (i) no Default or Event of Default shall exist and be continuing immediately before or after such merger, (ii) the Loan Documents will be amended if deemed necessary by the Majority Lenders to reflect such merger in form satisfactory to the Majority Lenders, (iii) in the case of a merger between an Obligor and another Person, an Obligor continues to exist after such merger and, in the case of an amalgamation involving a Canadian Borrower, the amalgamated entity resulting from such amalgamation assumes in writing all of the Obligations of such Canadian Borrower under the Loan Documents, and (iv) in the case of a merger between any Subsidiary that is not an Obligor

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and another Person, (A) a Subsidiary continues to exist after such merger or consolidation, and, in the case of an amalgamation, the amalgamated entity resulting from such amalgamation continues to be a Subsidiary or (B) if a Subsidiary does not continue to exist after such merger or consolidation, or, in the case of an amalgamation, the amalgamated entity resulting from such amalgamation does not continue to be a Subsidiary, such merger, consolidation or amalgamation is treated as a Transfer of Oil and Gas Properties of all of the assets of such Subsidiary for purposes of Section 9.15 hereof. Any merger permitted by the foregoing, by an Obligor or a Subsidiary which has Oil and Gas Properties included in the Borrowing Base, which results in an entity which is not a Wholly Owned Subsidiary shall be treated as a Transfer of such Oil and Gas Properties for purposes of Section 9.15 hereof.

      Section 9.09 Proceeds of Notes; Letters of Credit. The Obligors will not permit the proceeds of the Notes or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. None of the Obligors nor any Person acting on behalf of any Obligor has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate
Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

      Section 9.10  ERISA Compliance.  The Obligors will not at any time:

          (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Obligors, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

          (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Obligors, any Subsidiary or any ERISA Affiliate to the PBGC;

          (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Obligors, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

          (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of
     Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

          (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Obligors, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV

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

     of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

          (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

          (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Obligors, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

          (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan or Multiemployer Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

          (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

          (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Obligors, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

      Section 9.11 Sale or Discount of Receivables. None of the Obligors nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable, except in the ordinary course of business.

      Section 9.12 Current Ratio. The U.S. Borrower will not permit its ratio of (i) consolidated current assets plus any available amount of the Aggregate Commitments to (ii) consolidated current liabilities (excluding current maturities of the Notes and any other long term Debt) to be less than 1.0 to 1.0 at any time.

      Section 9.13 Tangible Net Worth. The U.S. Borrower will not permit its Tangible Net Worth at any time to be less than the sum of U.S. $36,000,000, plus 50% of positive Consolidated

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Net Income realized after December 31, 1999, plus 75% of the net U.S. Dollar amount realized by any non-redeemable preferred stock or common stock offering after the Closing Date, less non-cash writedowns of long-lived assets after December 31, 1999.

      Section 9.14 Interest Coverage Ratio. The U.S. Borrower will not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the U.S. Borrower (calculated quarterly at the end of each fiscal quarter) to be less than 2.5 to 1.0. For the purposes of this Section 9.14, "Interest Coverage Ratio" shall mean the ratio of (i) EBITDA for the four fiscal quarters ending on such date to (ii) interest expense on a GAAP basis, plus capitalized interest, for such four fiscal quarters of the U.S. Borrower and its Consolidated Subsidiaries.

      Section 9.15 Sale of Oil and Gas Properties to PEC and PEL. The Obligors will not, and will not permit any Subsidiary to Transfer any Property or any interest in any Property to PEC or PEL or any other Subsidiary, except (i) as between PEC and PEL and (ii) provided that, no Default or Borrowing Base Deficiency exists or would result therefrom, the Transfer between Scheduled Redetermination Dates of Properties for which value was given in the most recent Borrowing Base redetermination not exceeding in the aggregate $250,000 in net present value in such Borrowing Base redetermination (as determined by the Agent in its reasonable discretion).

      Section 9.16 Environmental Matters. None of the Obligors nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

      Section 9.17 Transactions with Affiliates. None of the Obligors nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement or are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, that any Obligor or any Subsidiary may enter into any transaction with an Affiliate for the allocation of general and administrative costs to any entity in which an Obligor or any of its Subsidiaries has an interest.

      Section 9.18 Subsidiaries and Partnerships. The Canadian Borrowers shall at all times remain Wholly-Owned Subsidiaries. Further, the Obligors shall not and shall not permit any Subsidiary to sell or to issue any stock or ownership interest of a Subsidiary or partnership, except to the Obligors and except in compliance with Section 9.03.

      Section 9.19 Negative Pledge Agreements. Except as provided in the UBS Agreement, none of the Obligors nor any Subsidiary will create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement) which in any way prohibits or restricts any

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Subsidiary from paying dividends to an Obligor, or which requires the consent of other Persons in connection therewith.

      Section 9.20 Material Agreements. Without the prior written consent of the Majority Lenders, neither any Obligor nor any Subsidiary will amend, supplement, restate or otherwise modify any Material Agreement, except the UBS Agreement to the extent permitted in Section 9.21.

      Section 9.21 UBS Agreement. Except for payments expressly required to be paid thereunder, PEI will not make any optional payments in respect of the Debt under the UBS Agreement without the prior written consent of the Majority Lenders. Without the prior written consent of the Majority Lenders, PEI will not amend, supplement, restate or otherwise modify the UBS Agreement if such amendment, supplement, restatement or other modification is a material modification of any financial covenant, or would (i) increase the principal amount of, (ii) increase the interest rates applicable to, (iii) shorten the final maturity of, or (iv) accelerate the amortization of, the Debt outstanding under the UBS Agreement.

      Section 9.22 Subordinated Debt. None of the Obligors shall execute any agreement, document or instrument creating or evidencing any Subordinated Debt prior to (i) providing the U.S. Agent with the material terms and conditions of such proposed Subordinated Debt and, if applicable, any Reserve Reports requested or required pursuant to Section 8.07(b), (ii) allowing the U.S. Agent and the Lenders a reasonable time to redetermine the Borrowing Base to be effective upon the incurrence of such proposed Subordinated Debt, (iii) review of and comments to any proposed documentation creating or evidencing such proposed Subordinated Debt, and (iv) receipt by the U.S. Borrower of the written consent of the Lenders, as determined in their sole discretion, to the incurrence by the relevant Obligor of such Subordinated Debt.

                                   ARTICLE X

                          EVENTS OF DEFAULT; REMEDIES

      Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

          (a) the Obligors shall (i) default in the payment or prepayment when due of any principal of any Loan, the payment of any Bankers' Acceptances or any reimbursement obligation for a disbursement made under any Letter of Credit, (ii) default, and such default shall continue for three or more days, in the payment when due of any interest on any Loan, or (iii) default, and such default shall continue for five or more days, in the payment of any fees or other amount payable by it hereunder or under any other Loan Document; or

          (b) any Obligor or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt having an outstanding principal balance of

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     $1,000,000 or more, or any other default in performance of any other provision contained in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur (which default shall not have been waived or cured) if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

          (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by any Obligor or any Subsidiary, or any certificate furnished to any Lender or the Agents pursuant to the provisions hereof or any other Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) any Obligor shall default in the performance of any of its obligations under Article IX (other than Sections 9.01, 9.02, 9.03, 9.07, 9.10, 9.17); or any Obligor shall default in the performance of any of its obligations under Article VIII, Section 9.02, any other Article of this Agreement (other than Article IX with respect to Sections 9.01, 9.03, 9.07,
     9.10 and 9.17) or any other Loan Document (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Obligors by the U.S. Agent or any Lender (through the U.S. Agent), or (ii) any officer of any Obligor otherwise becoming aware of such default; or any Obligor shall default in the performance of any of its obligations under Sections 9.01, 9.03, 9.07, 9.10, or 9.17 and such default shall continue unremedied for a period of ten (10) days after the earlier to occur of (i) notice thereof to the Obligors by the U.S. Agent or any Lender (through the U.S. Agent), or (ii) any officer of any Obligor otherwise becoming aware of such default; or

          (e) any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code or the Bankruptcy and Insolvency Act of Canada (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to its own bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or the Bankruptcy and Insolvency Act of Canada, or (vi) take any corporate action for the purpose of authorizing or effecting any of the foregoing; or

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          (g) a proceeding or case shall be commenced, without the application or consent of any Obligor, in any court of competent jurisdiction, seeking
     (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Obligor of all or any substantial part of its assets, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or (iv) an order for relief against such Obligor shall be entered in an involuntary case under the Federal Bankruptcy Code or the Bankruptcy and Insolvency Act of Canada; or a proceeding is commenced respecting any Obligor under the Companies Creditors Arrangements Act of Canada; or

          (h) a judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court against any Obligor or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or bonded or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and such Obligor or such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) any Security Instrument after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its material terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Obligor or any Subsidiary shall so state in writing; or

          (j) an event having a Material Adverse Effect shall occur other than changes resulting from fluctuations in Hydrocarbon prices; or

          (k) a Change of Control shall occur; or

          (l) the Obligors fail to pay any Deficiency Payment or to pay in full any Borrowing Base Deficiency on or before the last day of the related Deficiency Period; or

          (m) a default or event of default occurs under any Material Agreement; or

          (n) the Management Agreement dated August 3, 1999 between Kaiser-Francis and the U.S. Borrower, as amended, is terminated or ceases to be in full force and effect for any reason; or

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          (o) any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f) or (g).

      Section 10.02  Remedies.

          (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (o) to the extent it relates to clauses (e), (f) or (g), the U.S. Agent, upon request of the Majority Lenders, shall, by notice to the Obligors, cancel the Commitments (in whole or part) and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration (except as set forth above in this Section 10.02(a)) or other formalities of any kind, all of which are hereby expressly waived by the Obligors.

          (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (o) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Obligors.

          (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and any other Loan Document; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the U.S. Agent to secure the LC Exposure; and any excess shall be paid to the Obligors or as otherwise required by any Governmental Requirement.

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                                  ARTICLE XI

                                  THE AGENTS

      Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agents to act as its agent under the Loan Documents with such powers as are specifically delegated to the Agents by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Each of the Agents (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to their Affiliates and their Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or for any failure by the Obligors or any other Person (other than such Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Obligors, their Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agents may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the U.S. Agent. Each of the Agents is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

      Section 11.02 Reliance by Agents. The Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent.

      Section 11.03 Defaults. Neither of the Agents shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the U.S. Agent has received notice from a Lender or the Obligors specifying such Default and stating that such notice is a "Notice of

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Default." In the event that the U.S. Agent receives such a notice of the occurrence of a Default, the U.S. Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the U.S. Agent shall give each Lender prompt notice of each such payment Default.

      Section 11.04  Rights as a Lender.

     (a) With respect to its Commitments and the Loans made by Toronto Dominion (Texas), Inc. (and any successor acting as U.S. Agent) and The Toronto-Dominion Bank (through an Applicable Lending Office in the United States) with respect to its participation in the issuance of Letters of Credit, each in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though Toronto Dominion (Texas), Inc. were not acting as the U.S. Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the U.S. Agent in its individual capacity. Toronto Dominion (Texas), Inc. (and any successor acting as U.S. Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Affiliates) as if it were not acting as the U.S. Agent, and Toronto Dominion (Texas), Inc. and its Affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     (b) With respect to its Commitments and the Loans made by it and its acceptance and purchase of Bankers' Acceptances, The Toronto-Dominion Bank (and any successor acting as Canadian Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Canadian Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Canadian Agent in its individual capacity. The Toronto-Dominion Bank (and any successor acting as Canadian Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Affiliates) as if it were not acting as the Canadian Agent, and The Toronto-Dominion Bank and its Affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      SECTION 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENTS AND THE ISSUING BANK RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE OBLIGORS UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE OBLIGORS UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST EITHER OF THE AGENTS OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS

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OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO
THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF EITHER OF THE AGENTS OR THE ISSUING BANK, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENTS.

      Section 11.06 Non-Reliance on Agents and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither of the Agents shall be required to keep itself informed as to the performance or observance by the Obligors of this Agreement, the Notes, or the other Loan Document, or to inspect the properties or books of the Obligors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Obligors (or any of their Affiliates) which may come into the possession of the Agents or any of their Affiliates. In this regard, each Lender acknowledges that Winstead Sechrest & Minick P.C. is acting in this transaction as special counsel to the Agents only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

      Section 11.07 Action by Agents. Except for action or other matters expressly required of the Agents hereunder, each of the Agents shall in all cases be fully justified in failing or refusing to act hereunder unless it shall
(i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Agents shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agents shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the U.S. Agent shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as they shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agents be required to take any action which exposes the Agents to personal liability or which is contrary to this Agreement, any other Loan Document or applicable law.

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      Section 11.08  Resignation or Removal of Agents.  Subject to the
appointment and acceptance of a successor Agent as provided below, either of the Agents may resign at any time by giving notice thereof to the Lenders and the Obligors, and either of the Agents may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, which successor shall be reasonably acceptable to the Obligors. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor shall be reasonably acceptable to the Obligors. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this
Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as such Agent.

      Section 11.09 Applicable Parties. The provisions of this Article XI (other than Section 11.08) are solely for the benefit of the Agents and the Lenders, and the Obligors shall not have any rights as a third party beneficiary or otherwise or any obligations under any of the provisions of this Article. In performing functions and duties hereunder and under the other Loan Documents, the Agents shall act solely as the agent of the Lenders and do not assume, nor shall the Agents be deemed to have assumed, any obligation or relationship of trust or agency with or for the Obligors or any legal representative, successor, and assign of the Obligors.

      Section 11.10 Collateral Agent. As used in this Article XI and in Sections 12.03 and 12.04, the term Agents shall include the Collateral Agent.

                                  ARTICLE XII

                                 MISCELLANEOUS

      Section 12.01 Waiver. No failure on the part of any Agent, the Collateral Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy,

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courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 5:00 p.m. Houston, Texas time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

      Section 12.03  Payment of Expenses, Indemnities, etc.

          (a)  The U.S. Borrower agrees:

          (i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Agents in the administration (both before and after the execution hereof and including advice of counsel to the Agents as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, reasonable out-of-pocket expenses of the Agents, the cost of environmental audits, surveys and appraisals at reasonable intervals during the continuance of a Default, the reasonable fees and disbursements of counsel and other outside consultants for the U.S. Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Agents and any of the Lenders); and promptly reimburse the Agents for all amounts expended, advanced or incurred by the Agents or the Lenders to satisfy any obligation of the Obligors under this Agreement or any other Loan Document, including without limitation, all costs and expenses of foreclosure;

          (II) TO INDEMNIFY THE AGENTS AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE OBLIGORS OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE OBLIGORS AND THEIR SUBSIDIARIES, (IV) THE FAILURE OF THE OBLIGORS OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY

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     BREACH OF ANY WARRANTY OF ANY OBLIGOR SET FORTH IN ANY OF THE LOAN
     DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES REASONABLY INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND EITHER OF THE AGENTS OR A LENDER'S SHAREHOLDERS AGAINST EITHER OF THE AGENTS OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

          (III) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE OBLIGORS OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE OBLIGORS OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE OBLIGORS OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE OBLIGORS OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE OBLIGORS OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(A)(III) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF EITHER OF THE AGENTS OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

          (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the

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     indemnitor may not reasonably withhold consent to any settlement that an
     Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

          (c) In the case of any indemnification hereunder, the U.S. Agent or Lender, as appropriate, shall give notice to the Obligors of any such claim or demand being made against the Indemnified Party and the Obligors shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Obligors provide a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Obligors and such Indemnified Party.

          (D) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

          (e) The U.S. Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

          (f) The U.S. Borrower shall pay any amounts due under this Section
     12.03 within thirty (30) days of the receipt by the Obligors of notice of the amount due and identifying such amount due in reasonable detail.

          (g) As used in this Section 12.03 the term Agents shall include the Collateral Agent.

      Section 12.04 Amendments, Etc. Any provision of this Agreement or any other Loan Document may be amended, modified or waived with the Obligors' and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Aggregate Maximum Credit Amounts, modifies the Borrowing Base, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness or releases all or substantially all of the collateral, reduces the

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interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04 or Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agents or the Collateral Agent shall be effective without the consent of the Agents or the Collateral Agent, as applicable.

      Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 12.06  Assignments and Participations.

          (a) The Obligors may not assign their rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the U.S. Agent.

          (b) Any Lender may, upon the written consent of the U.S. Agent and, if no Default exists, the Obligors (which consent will not be unreasonably withheld or delayed), assign to one or more banking institutions all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E (an "Assignment"); provided, however, that (i) any such assignment shall be in the amount of at least U.S. $10,000,000 of the Aggregate Maximum Credit Amount or such lesser amount to which the Obligors have consented and (ii) the assignee or assignor shall pay to the U.S. Agent a processing and recordation fee of $3,500 for each assignment; and further provided, however; subject to all other provisions of this Section 12.06(b), any Lender may assign all or a portion of its rights and obligations under this Agreement to an Affiliate (within the meaning of clause (i) of the definition thereof) of such Lender that is not an Investment Fund or any other Lender without the prior consent of the U.S. Agent or the Obligors. Any such assignment will become effective upon the execution and delivery to the U.S. Agent of the Assignment and the consent of the U.S. Agent and the Obligors if such consent is required. Promptly after receipt of an executed Assignment, the U.S. Agent shall send to the Obligors a copy of such executed Assignment. Upon receipt of such executed Assignment, the Obligors, will, at their own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement any other Loan Document. The assignor shall, from and after the effective date of such assignment be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01,
     5.05 and 12.03 shall not be affected). The U.S. Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Obligors and each of the Lenders.

          (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person that is not an Investment Fund, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any other Loan Document (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), provided no participant shall have any rights under this Agreement or any of the other Loan Documents, each participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation, except that such participant shall be entitled to receive additional amounts under
     Article V on the same basis as if it were a Lender, but only to the extent of the amount that the Lender of which it is a participant would have been entitled to receive. In addition, each agreement creating any participation must include an agreement by the participant to be bound for the benefit of the Obligors by the provisions of Section 12.15.

          (d) The Lenders may furnish any information concerning the Obligors in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound for the benefit of the Obligors by the provisions of Section 12.15.

          (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge any of its Notes to any Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

          (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Obligors to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

      Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.

      Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

      Section 12.09 References; Use of Word "Including". The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section or Article shall be deemed to refer to the applicable Section or Article of this Agreement unless otherwise stated herein. Any reference herein to an exhibit, schedule, or other attachment shall be deemed to refer to the applicable exhibit, schedule, or other attachment attached hereto unless otherwise stated herein. The word "including", "includes" and words of similar import means "including, without limitation."

      Section 12.10 Survival. The obligations of the parties under Section 4.06, Article V, and Sections 11.05, 12.03 and 12.15 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral, if any, are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agents' and the Lenders' Liens, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Obligors shall take such action as may be reasonably requested by the U.S. Agent and the Lenders to effect such reinstatement.

      Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      SECTION 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT

BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      SECTION 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (A) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CH. 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

          (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS, EACH OF THE AGENTS AND EACH LENDER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE OBLIGORS, EACH OF THE AGENTS AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE LENDER FROM OBTAINING JURISDICTION OVER THE OBLIGORS IN ANY COURT OTHERWISE HAVING JURISDICTION.

          (C) EACH OF THE CANADIAN BORROWERS HEREBY IRREVOCABLY DESIGNATES THE U.S. BORROWER LOCATED AT THE ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE BENEATH ITS SIGNATURE BLOCK, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE CANADIAN BORROWERS TO RECEIVE, FOR AND ON BEHALF OF THE CANADIAN BORROWERS, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO EACH CANADIAN BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF ANY CANADIAN BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH OBLIGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL,

     POSTAGE PREPAID, TO EACH OBLIGOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

          (D) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OBLIGORS IN ANY OTHER JURISDICTION, INCLUDING WITHOUT LIMITATION, THE COMMENCEMENT OF ENFORCEMENT PROCEEDINGS UNDER ANY OF THE OTHER LOAN DOCUMENTS IN ALL APPLICABLE JURISDICTIONS.

          (E) EACH OBLIGOR AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

      Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes or any other instrument, agreement or other document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Obligors); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Obligors). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then, to the extent permitted by law, the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section
12.14. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling from time to time in effect.

      Section 12.15  Confidentiality.   In the event that any Obligor provides
to either Agent or the Lenders nonpublic information identified as confidential belonging to such Obligor, the Agents and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agents or the Lenders breaching their obligation of confidence to the Obligors, (iii) are previously known by the Agents or the Lenders from some source other than the Obligors who owes no obligation of confidence to the Obligors with respect to such information, (iv) are hereafter developed by either Agent or the Lenders without using the Obligors' information, (v) are obtained by or available to the U.S. Agent or the Lenders from a third party who owes no obligation of confidence to the Obligors with respect to such information (vi) are disclosed with the Obligors' consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the U.S. Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the U.S. Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel (each of whom are informed by such Agent or Lender of the confidential nature thereof and who agree not to use any such Confidential Information except in connection with matters involving the Loan Documents) employed by such Person in connection with this Agreement or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that such Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agents or the Lenders hereunder. The foregoing provisions are not intended to limit or reduce other obligations, if any, which any of the Lender's may have with respect to confidentiality, at common law or otherwise. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three
(3) years after the termination of this Agreement an the Commitments hereunder, unless the Obligors request in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period.

      SECTION 12.16 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

                        [SIGNATURES BEGIN ON NEXT PAGE]

   The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

OBLIGORS:                           PETROCORP INCORPORATED


                                    By:
                                       ------------------------------------
                                    Name:     Gary R. Christopher
                                    Title:    President and Chief Executive
                                              Officer

                                    Address for Notices:

                                    6733 South Yale
                                    Tulsa, Oklahoma  74136

                                    Telecopier No.:  918-491-4584
                                    Telephone No.:  918-494-0000
                                    Attention:  Gary R. Christopher

                                    with a copy to:

                                    Frederic Dorwart Lawyers
                                    124 E. 4th Street
                                    Tulsa, Oklahoma  74103

                                    Telecopier No.:  918-583-8251
                                    Telephone No.:  918-583-9922
                                    Attention:  Frederic Dorwart

PCC ENERGY LIMITED



By:_________________________________________________
Name:     Gary R. Christopher
Title:    President and Chief Executive Officer

Address for Notices:

PCC Energy Limited
c/o PetroCorp Incorporated
6733 South Yale
Tulsa, Oklahoma  74136

Telecopier No:  918-491-4584
Telephone No:  918-494-0000
Attention:  Gary R. Christopher

with a copy to:

Frederic Dorwart Lawyers
124 E. 4th Street
Tulsa, Oklahoma  74103

Telecopier No.:  918-583-8251
Telephone No.:  918-583-9922
Attention:  Frederic Dorwart


PCC ENERGY CORP.



By:
   ------------------------------------------
Name:   Gary R. Christopher
Title:  President and Chief Executive Officer

Address for Notices:

PCC Energy Limited
c/o PetroCorp Incorporated
6733 South Yale
Tulsa, Oklahoma  74136

Telecopier No:  918-491-4584
Telephone No:  918-494-0000
Attention:  Gary R. Christopher

with a copy to:

Frederic Dorwart Lawyers
124 E. 4th Street
Tulsa, Oklahoma  74103

Telecopier No.:  918-583-8251
Telephone No.:  918-583-9922
Attention:  Frederic Dorwart

LENDER AND U.S. AGENT:              TORONTO DOMINION (TEXAS), INC., as U.S.
                                    Agent and Individually


                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


                                    Lending Office for U.S. Loans and Letters of
                                    Credit:

                                    909 Fannin Street, 17th Floor
                                    Houston, Texas  77010

                                    Address for Notices:

                                    909 Fannin Street, 17th Floor
                                    Houston, Texas  77010
                                    Telecopier No.:  (713) 951-9921
                                    Telephone No.:  (713) 653-8241
                                    Attention:  Neva Nesbitt

CANADIAN LENDER:                    THE TORONTO-DOMINION BANK, as Canadian
                                    Lender


                                    By:
                                       ----------------------------------
                                    Name:
                                    Title:

                                    Lending Office for Canadian Loans and
                                    Bankers' Acceptances:

                                    2 Calgary Place
                                    340-5th Avenue S.W.
                                    Calgary, Alberta T2P 2P6

                                    Address for Notices:

                                    Suite 800, Home Oil Tower
                                    324-8th Avenue, S.W.
                                    Calgary, Alberta  T2P 2Z2
                                    Telecopier No.:  (403) 292-2772
                                    Telephone No.:  (403) 299-8572
                                    Attention: Donna Davies

CANADIAN AGENT:                     THE TORONTO-DOMINION BANK, as Canadian Agent


                                    By:
                                       ----------------------------------
                                    Name:   Michael A. Freeman
                                    Title:  Vice President, Loan Syndications -
                                              Agency

                                    Agent's Office:

                                    The Toronto-Dominion Bank, as Canadian Agent
                                    Loan Syndications - Agency
                                    66 Wellington Street West, 38th Floor
                                    Toronto, Ontario  M5K 1A2
                                    Telecopier:  416-982-5535
                                    Telephone:  416-982-2196
                                    Attention:  Vice President, Loan
                                                Syndications - Agency

U.S. LENDERS:                       THE BANK OF NOVA SCOTIA, ATLANTA AGENCY


                                    By:
                                       ----------------------------------
                                    Name:
                                    Title:

                                    Lending Office for U.S. Loans:

                                    600 Peachtree Street, Suite 2700
                                    Atlanta, Georgia  30308

                                    Address for Notices:

                                    600 Peachtree Street, Suite 2700
                                    Atlanta, Georgia  30308
                                    Telecopier No.:  (404) 888-8998
                                    Telephone No.: (404) 877-1500
                                    Attention:  Donna Gardner

                                    with a copy to:

                                    The Bank of Nova Scotia
                                    1100 Louisiana Street, Suite 3000
                                    Houston, Texas  77002
                                    Telecopier No.:  (713) 752-2425
                                    Telephone No.:  (713) 752-0900
                                    Attention:  Todd Mogil

CANADIAN LENDERS:                   THE BANK OF NOVA SCOTIA


                                    By:
                                       ----------------------------------
                                    Name:
                                    Title:

                                    Lending Office for Canadian Loans and
                                    Bankers' Acceptances:

                                    Scotia Centre, Suite 3820
                                    700-2nd Street S.W.
                                    Calgary, Alberta  T2P 2N7

                                    Address for Notices:

                                    Scotia Centre, Suite 3820
                                    700-2nd Street S.W.
                                    Calgary, Alberta  T2P 2N7
                                    Telecopier No.:  (403) 221-6497
                                    Telephone No.:  (403) 221-6585
                                    Attention:  Richard Lee

                                    ANNEX I

                         LIST OF PERCENTAGE SHARES AND
                        MAXIMUM REVOLVING CREDIT AMOUNTS


                                     PERCENTAGE    MAXIMUM REVOLVING
       NAME OF LENDER                  SHARE         CREDIT AMOUNT
       --------------                ----------    -----------------
Toronto Dominion (Texas), Inc.
                                    63.79310344%   US$ 47,844,827.58
The Toronto Dominion Bank
--------------------------------------------------------------------
The Bank of Nova Scotia,
 Atlanta Agency                     36.20689655%   US$ 27,155,172.42

The Bank of Nova Scotia
--------------------------------------------------------------------
TOTAL                                       100%   US$ 75,000,000.00
--------------------------------------------------------------------



                                   Annex 1-1

                                  EXHIBIT A-1

                               FORM OF U.S. NOTE


U.S.$_____________________________                  ___________________, 200__

     FOR VALUE RECEIVED, ________________________, a __________ corporation (the
["U.S. Borrower"]["Canadian Borrower"]) hereby promises to pay to the order of _____________________________ (the "Lender"), for the account of its Applicable Lending Office in the United States as provided for by the Credit Agreement (as hereinafter defined), at the Principal Office of TORONTO DOMINION (TEXAS), INC., a Delaware corporation (the "Agent"), the principal sum of _____________ United States Dollars (U.S.$____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the [U.S. Borrower][Canadian Borrower] under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the [U.S. Borrower][Canadian Borrower], and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this U.S. Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.

     This U.S. Note is one of the U.S. Notes referred to in the Credit Agreement dated as of July ___, 2000 among the U.S. Borrower, the Canadian Borrowers, the Lenders which are or become parties thereto (including the Lender), the Agent and the Canadian Agent, and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this U.S. Note have the respective meanings assigned to them in the Credit Agreement.

     This U.S. Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement, among other things, provides for the acceleration of the maturity of this U.S. Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein, for limitations on the amount of interest paid such that no provision of the Credit Agreement or this U.S. Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate and other provisions relevant to the U.S. Note.

                                Exhibit A[-1]-1

     THIS U.S. NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                              -------------------------------------



                              By:
                                 ----------------------------------
                              Name:
                              Title:





                                Exhibit A[-1]-2

                                  EXHIBIT A-2

                             FORM OF CANADIAN NOTE

Can.$_____________________________                 ___________________, 200__


     FOR VALUE RECEIVED, _________________________, a ______________ corporation
(the "Canadian Borrower") hereby promises to pay to the order of (the "Lender"), for the account of its Applicable Lending Office in Canada as provided for by the Credit Agreement (as hereinafter defined), at the Principal Office of THE TORONTO-DOMINION BANK (the "Canadian Agent"), the principal sum of _____________ Canadian Dollars (Can.$____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Canadian Borrower under the Credit Agreement, as hereinafter defined), in lawful money of Canada and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Canadian Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Canadian Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. In the event the face amount of this Canadian Note is ever insufficient to cover all outstanding Loans to be made by the Lender to the Canadian Borrower pursuant to the terms of the Credit Agreement, the U.S. Borrower will execute and deliver to the Lender a new Canadian Note in replacement hereof for such larger face amount as the Lender and the U.S. Borrower deem appropriate.

     This Canadian Note is one of the Canadian Notes referred to in the Credit Agreement dated as of July ___, 2000 among the U.S. Borrower, the Canadian Borrowers, the Lenders which are or become parties thereto (including the Lender), the Agent and the Canadian Agent, and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Canadian Note have the respective meanings assigned to them in the Credit Agreement.

     This Canadian Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement, among other things, provides for the acceleration of the maturity of this Canadian Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein, for limitations on the amount of interest paid such that no provision

                                Exhibit A[-2]-1
of the Credit Agreement or this Canadian Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate and other provisions relevant to the Canadian Note.

     THIS CANADIAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                              -----------------------------------------



                              By:
                                 --------------------------------------
                              Name:
                              Title:





                                Exhibit A[-2]-2

                                   EXHIBIT B

                         FORM OF BORROWING, CONVERSION,
                  CONTINUATION AND BANKERS' ACCEPTANCES NOTICE

     [PETROCORP INCORPORATED, a Texas corporation (the "U.S. Borrower")][PCC ENERGY LIMITED, an Alberta, Canada corporation (a "Canadian Borrower")][PCC ENERGY CORP., an Alberta, Canada corporation (a "Canadian Borrower")], pursuant to the Credit Agreement dated as of July ___, 2000 (together with all amendments or supplements thereto, the "Credit Agreement") among the U.S. Borrower, the Canadian Borrowers, TORONTO DOMINION (TEXAS), INC., a Delaware corporation, as U.S. Agent, THE TORONTO-DOMINION BANK, as Canadian Agent and the lenders (the "Lenders") which are or become parties thereto, and such Lenders, hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

Borrowing Date:                          _____________________

Amount:                                  _____________________

Particulars of Advance:

     (i)                 Borrowing:      _____________________
     (ii)                Conversion:     _____________________
     (iii)               Continuation:   _____________________

Maturing Loan Type:
(Conversion or Continuation only)        _____________________

Type of Advance:

     (i)                 Canadian Prime Rate  ________________
     (ii)                U.S. Base Rate       ________________
     (iii)               Base Rate:           ________________
     (iv)                Eurodollar:          ________________
     (v)                 Bankers' Acceptance: ________________

Currency:

     (i)                 Canadian Dollars:    ________________
     (ii)                U.S. Dollars:        ________________

Interest Period (Eurodollar Loans):           ________________

                                  Exhibit B-1

     The undersigned certifies that he is the _____________________ of the [U.S. Borrower][Canadian Borrower], and that as such he is authorized to execute this certificate on behalf of the [U.S. Borrower][Canadian Borrower]. The undersigned further certifies, represents and warrants on behalf of the [U.S. Borrower][Canadian Borrower] as follows:

          (a) The representations and warranties of the U.S. Borrower and the Canadian Borrowers contained in Article VII of the Credit Agreement and in the other Loan Documents and otherwise made in writing by or on behalf of the U.S. Borrower and the Canadian Borrowers pursuant to the Credit Agreement and the other Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

          (b) Since December 31, 1999, no change or event has occurred which would have a Material Adverse Effect.

          (c) There exists no Default under the Credit Agreement.

          (d) The [U.S. Borrower][Canadian Borrower] is entitled to receive the requested Loan/Bankers' Acceptance under the terms and conditions of the Credit Agreement.

                              ----------------------------------------


                              By:
                                 -------------------------------------
                              Name:
                              Title:




                                  Exhibit B-2

                                   EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

     Each of the undersigned officers for each of PETROCORP INCORPORATED, a Texas corporation (the "U.S. Borrower"), PCC ENERGY LIMITED, an Alberta, Canada corporation (a "Canadian Borrower") and PCC ENERGY CORP., an Alberta, Canada corporation (a "Canadian Borrower"), hereby certifies that he holds the office indicated under his respective signature and that as such he is authorized to execute this certificate on behalf of the U.S. Borrower or the applicable Canadian Borrower, as the case may be. With reference to the Credit Agreement dated as of July ___, 2000 (together with all amendments or supplements thereto being the "Agreement") among the U.S. Borrower, the Canadian Borrowers, TORONTO DOMINION (TEXAS), INC., as U.S. Agent for the lenders (the "Lenders") which are or become a party thereto, THE TORONTO-DOMINION BANK, as Canadian Agent for the Lenders and such Lenders, each of the undersigned officers represents and warrants, on behalf of the applicable U.S. Borrower or Canadian Borrower and as to such U.S. Borrower or Canadian Borrower, as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) There exists no Default under the Agreement.

          (b) Attached hereto are the detailed computations necessary to determine whether the U.S. Borrower and the Canadian Borrowers are in compliance with Sections 9.12, 9.13 and 9.14 as of the end of the [fiscal quarter][fiscal year] ending _______________________.

     EXECUTED AND DELIVERED this ____ day of ______________.


                              PETROCORP INCORPORATED



                              By:
                                 -----------------------------
                              Name:
                              Title:





                                  Exhibit C-1

                              PCC ENERGY LIMITED



                              By:
                                 ---------------------------
                              Name:
                              Title:


                              PCC ENERGY CORP.



                              By:
                                 ---------------------------
                              Name:
                              Title:






                                  Exhibit C-2

                                   EXHIBIT D

                              SECURITY INSTRUMENTS

1. Mortgages, Deeds of Trust, Fixed and Floating Charge Debentures and any instruments of similar purpose executed by the Obligors granting Liens in the Obligors' Oil and Gas Properties in the United States and Canada.

2. Financing Statements and similar filings and registrations relating to the Mortgages, Deeds of Trust, Fixed and Floating Charge Debentures, etc.

3. Stock Pledge of the U.S. Borrower of one share less than 66 2/3% of its 100% equity interest in PEC.

4.   Financing Statements relating to the Stock Pledge.

5. Guaranty Agreement executed by the U.S. Borrower guaranteeing the obligations of the Canadian Borrowers.






                                  Exhibit D-1

                                   EXHIBIT E

                                    FORM OF

                              ASSIGNMENT AGREEMENT

     ASSIGNMENT AGREEMENT ("Agreement") dated as of ________________, 200___ between: ___________________________________________________ (the "Assignor")
and __________________________  (the "Assignee").

                                    RECITALS

     A. The Assignor is a party to the Credit Agreement dated as of July ___, 2000 (as amended and supplemented and in effect from time to time, the "Credit Agreement") among PETROCORP INCORPORATED, a Texas corporation (the "Borrower"), PCC ENERGY LIMITED, a corporation formed under the laws of Alberta, Canada (a "Canadian Borrower"), PCC ENERGY CORP., a corporation formed under the laws of Alberta, Canada (a "Canadian Borrower"), each of the lenders that is or becomes a party thereto as provided in Section 12.06 of the Credit Agreement (individually, together with its successors and assigns, a "Lender", and collectively, together with their successors and assigns, the "Lenders"), TORONTO DOMINION (TEXAS), INC., a Delaware corporation, in its individual capacity, ("TD") and as agent for the Lenders in the United States (in such capacity, together with its successors in such capacity, the "U.S. Agent") and THE TORONTO-DOMINION BANK, acting through its Calgary Agency, as agent for the Lenders in Canada (in such capacity, together with its successors in such capacity, the "Canadian Agent").

     B. The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [all][a portion] of the Assignor's Maximum Credit Amount, outstanding Loans and its Percentage Share of the outstanding LC Exposure, all on the terms and conditions of this Agreement.

     C. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS.

     Section 1.01 Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

                                  Exhibit E-1

     Section 1.02 Other Definitions. As used herein, the following terms have the following respective meanings:

          "Assigned Interest" shall mean all of Assignor's (in its capacity as a "Lender") rights and obligations (i) under the Credit Agreement and the other Security Instruments in respect of the Maximum Credit Amount of the Assignor in the principal amount equal to U.S.$____________________, including, without limitation, any obligation to participate pro rata in any LC Exposure and (ii) to make Loans under the Maximum Credit Amount and any right to receive payments for the Loans outstanding under the Maximum Credit Amount assigned hereby of U.S.$__________________ (the "Loan Balance"), plus the interest and fees which will accrue from and after the Assignment Date.

          "Assignment Date" shall mean _____________________, 200___.

                                   ARTICLE II

                              SALE AND ASSIGNMENT.

     Section 2.01 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

     Section 2.02 Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Security Instruments in respect of the Assigned Interest.

     Section 2.03 Consent by Agent. By executing this Agreement as provided below, in accordance with Section 12.06(b) of the Credit Agreement, the Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.




                                  Exhibit E-2

                                  ARTICLE III

                                   PAYMENTS.

     Section 3.01 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Loan Balance, if any.
An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02 (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in U.S. Dollars and in immediately available funds, without setoff, deduction or counterclaim.

     Section 3.02 Allocation of Payments. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

     Section 3.03 Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 12.06(b) of the Credit Agreement, (i) deliver to the Agent (or its counsel) the Notes held by the Assignor and (ii) notify the Agent to request that the Borrower execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the date of this Agreement in respective principal amounts equal to the respective Maximum Credit Amounts of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

     Section 3.04 Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.



                                  Exhibit E-3

                                  ARTICLE IV

                             CONDITIONS PRECEDENT.

     Section 4.01 Conditions Precedent. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

          (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

          (b) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof;

          (c) the acknowledgment and consent by the Agent contemplated by
     Section 2.03 hereof; and

          (d) if required by Section 12.06(b) of the Credit Agreement, the acknowledgment and consent by the U.S. Borrower.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES.

     Section 5.01 Representations and Warranties of the Assignor. The Assignor represents and warrants to the Assignee as follows:

          (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

          (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

          (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

          (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;


                                  Exhibit E-4

          (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

          (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

     Section 5.02 Disclaimer. Except as expressly provided in Section 5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other document referred to or provided for therein or for any failure by an Obligor or any other Person (other than Assignor) to perform any of its obligations thereunder prior or for the existence, value, perfection or priority of any collateral security or the financial or other condition of an Obligor or the Subsidiaries [or any other obligor or guarantor], or any other matter relating to the Credit Agreement or any other Security Instrument or any extension of credit thereunder.

     Section 5.03 Representations and Warranties of the Assignee. The Assignee represents and warrants to the Assignor as follows:

          (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

          (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

          (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

          (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

          (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Security Instruments and has independently and without reliance upon the


                                  Exhibit E-5

     Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

          (f) the Assignee hereby affirms that the representations contained in
     Section 4.06(e)(i) of the Credit Agreement are true and accurate as to it and, the Assignee has contemporaneously herewith delivered to the Agent and the Borrower such certifications as are required thereby to avoid the withholding taxes referred to in Section 4.06;

          (g) the Assignee is not an Investment Fund as defined in the Credit Agreement; and

          (h) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.

                                   ARTICLE VI

                                 MISCELLANEOUS.

     Section 6.01 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

     Section 6.02 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent.

     Section 6.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent and the Borrower, and the Assignee agrees that the Agent and the Borrower are entitled to rely upon such representations and warranties.

     Section 6.04 Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.


                                  Exhibit E-6

     Section 6.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.

     Section 6.08 Expenses. To the extent not paid by the U.S. Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

     Section 6.09 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                 ASSIGNOR

                                 ------------------------------

                                 By:
                                    ---------------------------
                                 Name:
                                 Title:

                                 Address for Notices:

                                 -----------------------------

                                 -----------------------------

                                 -----------------------------



                                 Telecopier No.:
                                                --------------
                                 Telephone No.:
                                                --------------
                                 Attention:
                                            ------------------

                                  Exhibit E-7

                                 ASSIGNEE


                                 ------------------------------


                                 By:
                                    ---------------------------
                                 Name:
                                 Title:

                                 Address for Notices:

                                 ------------------------------

                                 ------------------------------

                                 ------------------------------

                                 Telecopier No.:
                                                ---------------
                                 Telephone No.:
                                                ---------------
                                 Attention:
                                           --------------------


ACKNOWLEDGED AND CONSENTED TO:

--------------------------------------,
as Agent



By:
   --------------------------------
Name:
Title:


PETROCORP INCORPORATED



By:
   --------------------------------
Name:
Title:


                                  Exhibit E-8

                                 SCHEDULE 7.02

                              MATERIAL LIABILITIES



                                     NONE.








                                Schedule 7.02-1

                                 SCHEDULE 7.03

                              MATERIAL LITIGATION

1.   Lamson Petroleum Corporation v. Hallwood Petroleum, Inc.  et al.

     This roadbed litigation involves the leasehold title to several roadbeds lying within producing units in the Scott Field, Lafayette Parish Louisiana. In May of 1992, Lamson recorded oil and gas leases purporting to cover these roadbeds and Hallwood Petroleum, Inc. as operator of these several units, filed a possessory action and secured a judgment decreeing it to be in possession of leases affecting such roadbeds. Lamson filed 16 lawsuits, known in Louisiana as Petitory Actions, in response to the possessory judgment and PetroCorp is involved in 11 of these 16 lawsuits. At risk is .4% WI in the A.L. Boudreaux & G.S. Boudreaux Units. Revenue is being escrowed, except that there is $138,308 of unescrowed revenue potentially owed.

2.   Allan R. Gruenwald. et al. v. United States of America, et al.

     The complaint alleges generally that Plaintiffs are royalty owners in lands which have been included in the Hunter Misner Unit in Alfalfa County, Oklahoma and that Plaintiffs have not been paid all proceeds which they are entitled in the production of Oil and produced from the unit due to the method of allocating production among unit tracts. The complaint states five separate causes of action, including requests declaration relief, adjudication of title, money judgement for production proceeds, accounting and confirmation of status of proceeds. PCP's possible exposure could be plus or minus $470,000.




                                Schedule 7.03-1

                                 SCHEDULE 7.09

                                 MATERIAL TAXES



                                     NONE.










                                Schedule 7.09-1

                                 SCHEDULE 7.10

                                  TITLES, ETC.

1. PetroCorp Incorporated v. Barrett Resources Corporation, Cause No. CIV-97-0305A in the United States District Court for the Western District of Oklahoma.

     Quiet title action filed by PetroCorp Incorporated ("PetroCorp"), concerning the Monroe 4 Well, Pittsburg County, Oklahoma, and arising from PetroCorp's contention that the defendant breached subsequent operations provisions and other provisions of the governing Joint Operating Agreement.

2. Boswell Energy Co. v. PetroCorp Incorporated, et al. Cause No. CJ-97-2672-67 in the Oklahoma County District Court.

     Quiet title action against PetroCorp's and others' interests in the Jackson 2B-4 unit, Oklahoma County, Oklahoma.

3. Lamson Petroleum Corporation v. Hallwood Petroleum, Inc., et al., Causes No. 93-2334, 93-2335, 93-2336, 93-2337, 93-2338, 93-2340, 93-2342, 93-2343,
     93-2345 and 95-2601 & 9602277 in the 15th Judicial District Court, Lafayette Parish, Louisiana.

     Lamson Petroleum claims title to minerals underlying roads and alleys within two producing gas units, the G. S. Boudreaux and A. L. Boudreaux Units, Lafayette Parish, Louisiana.

4. Millarville acquisition -- lease covering Section 27, Township 33, Range 23, West of the fourth meridian.

     While Obligors are unaware of any challenge to the validity of the lease, issues may exist regarding whether lease has terminated.





                                Schedule 7.10-1

                                 SCHEDULE 7.14

                         SUBSIDIARIES AND PARTNERSHIPS

     Each of the Canadian Borrowers is 100% owned (directly or indirectly) by the U.S. Borrower.

     In addition, the following entity is directly wholly-owned by the U.S. Borrower.

          Name:                               Address:
          -----                               --------

     PC Energy Inc.                        6733 South Yale
     An Alberta, Canada corporation        Tulsa, Oklahoma  74136










                                Schedule 7.14-1

                                 SCHEDULE 7.17

                             ENVIRONMENTAL MATTERS



                                     NONE.











                                Schedule 7.17-1

                                 SCHEDULE 7.19

                                   INSURANCE



                               SEE ATTACHED PAGE.












                                Schedule 7.19-1

                                 SCHEDULE 7.20

                               HEDGING AGREEMENTS

     Crude Oil hedging agreement for 20,000 Bbls per month through December
2000.

     Gas hedging agreement for 180,000 BTU per month through September 2000.










                                Schedule 7.20-1

                                 SCHEDULE 7.21

                              MATERIAL AGREEMENTS


1.   The UBS Agreement.

2.   All Agreements Shown on Schedule 9.01.

3.   Agreements identified on Schedule 9.02.

4.   The Management Agreement identified in Section 10.01 (n).

5.   The Gas Aggregation and Sales Agreement with Alberta Gas Limited.










                                Schedule 7.21-1

                                 SCHEDULE 7.22

                                 GAS IMBALANCE



                                     NONE.












                                Schedule 7.22-1

                                 SCHEDULE 9.01

                                      DEBT

1.   Letters of Credit

     $478,366 letter of credit for early release of funds on Columbian Gas settlement

     $135,356 letter of credit for future abandonment of Louisiana offshore well

     Other guarantees in aggregate of $100,000 or less

2.   Debt under the UBS Agreement










                                Schedule 9.01-1

                                 SCHEDULE 9.02

                                     LIENS

1.   Matters described in Schedule 7.10.

2.   Royal Bank of Canada Debentures and Security Interests.

3. Plan of Merger and Combination Agreement dated September 18,1992, by and among Park Avenue Exploration Corporation, PetroCorp, L.S. Holding Company, PetroCorp Incorporated, PetroPartners Limited Partnership, Management Stockholders and PetroCorp Acquisition Corporation.

4.   Hanlan-Robb Area, Province of Alberta, Canada:

     a. Fixed Charge Debenture, dated December 12,1991, from PCC Energy Inc. to 507317 Alberta Ltd.

     b. Gas Sales Agreement, dated December 12,1991, between PCC Energy Inc. and 507317 Alberta Ltd.

     c. Royalty Agreement, dated December 12,1991, between PCC Energy Inc. and 507317 Alberta Ltd.

     d. Overriding Royalties Conveyance, dated December 12,1991, between PCC Energy Inc. and 507317 Alberta Ltd.

     e. A mortgage, lien, charge or other security interest that may be granted by PCC in respect of an undivided 75% interest in all or any portion of its assets as security for any debt which may be incurred pursuant to
        Article 9 of the Unanimous Shareholders Agreement, dated December 12,1991 between PetroCorp Incorporated, PCC and the other shareholders of PCC, or as security for any other debt which may be incurred by PCC or its Affiliates to finance the purchase or redemption of all or any of the First Preferred Shares of PCC then outstanding.

5.   Austin Production Company Agreements:

     a. Conveyance of Overriding Royalty Interest, effective January 1,1988, from PetroCorp, as Assignor, to Morgan Guaranty Trust Co. of New York, as Trustee under Declaration of Trust dated November 10,1982, for the Commingled Pension Trust Fund (Petroleum II), as Assignee, as ratified by Ratification of Conveyance of Overriding Royalty Interest and as supplemented by Supplement Number One to Conveyance of Overriding Royalty Interest.


                                Schedule 9.02-1

     b. Ancillary Agreement, effective January 1, 1988, between PetroCorp and Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust, dated November 10,1982, for the Commingled Pension Trust Fund (Petroleum II), as supplemented by Supplement Number One to Ancillary Agreement.

6.   Mobil/FMP Agreements:

     a. Non-Operating Interest Purchase Agreement, dated May 1, 1990, between PetroCorp and PetroCorp Incorporated, as Seller, Purchasers, and Chase Investors Management Corporation New York and The Chase Manhattan Bank, N.A., as Agents.

     b. Conveyance of Overriding Royalty Interest, dated May 14, 1990, between PetroCorp, as Assignor, and Royalty Owners, as Assignees. (FMPI Properties.)

     c. Conveyance of Overriding Royalty Interest, dated June 28,1990, between PetroCorp, as Assignor, and Royalty Owners, as Assignees. (Mobil Properties.)

7.   Total Minatome Agreements:

     a. Conveyance of Overriding Royalty Interest, dated effective as of 7:00 a.m. on September 1, 1988, from PetroCorp, as Assignor, to Morgan Guaranty Trust Company of New York as Trustee under Declaration of Trust dated November 10, 1982, for the Commingled Pension Trust Fund (Petroleum I), as Assignee.

     b. Ancillary Agreement, dated effective as of 7:00 am. on September 1, 1988, between PetroCorp and Morgan Guaranty Trust Company of New York as Trustee under Declaration of Trust dated November 10, 1982, for the Commingled Pension Trust Fund (Petroleum I).

     c. Conveyance of Overriding Royalty Interest dated effective as of 7:00 am. on September 1, 1982, for the Commingled Pension Trust Fund (Petroleum
        II), as Assignee.

     d. Ancillary Agreement, dated effective as of 7:00 am. on September 1, 1988, between PetroCorp, as Assignor, and Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 10,1982, for the Commingled Pension Trust Fund (Petroleum II), as Assignee.


                                Schedule 9.02-2

8.   SWEPI Kansas Agreements:

     a. Purchase and Sale or Exchange Agreement, dated February 25, 1987, by and between Shell Western E & P Inc. and PetroCorp.

     b. Conveyance of Overriding Royalty Interest, effective 7:00 a.m. January 1, 1987, from PetroCorp, Assignor, to Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 10, 1982, for the Commingled Pension Trust Fund (Petroleum), as supplemented by Supplement to Conveyance of Overriding Royalty Interest.

     c. Ancillary Agreement, effective as of 7:00 a.m.. on January 1, 1987, between PetroCorp and Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 1982, for the Commingled Pension Trust Fund (Petroleum), as supplemented by Supplement to Ancillary Agreement.

9.   Axem Agreements:

     a Conveyance of Overriding Royalty Interest, effective as of 7:00 a.m. on June 1, 1991, from PetroCorp, as Assignor, to Investment Royalty Corp., as Assignee.

     b. Ancillary Agreement, dated effective as of 7:00 a.m. on June 1, 1991, between PetroCorp and Investment Royalty Corp.

     c. Purchase and Sale Agreement, dated June 7, 1991, effective June 1, 1991, by and between Axem Energy Co. and Axem Resources Inc., Sellers, and PetroCorp, Buyer.

10.  JHB Agreements:

     a. Non-Operating Interest Purchase Agreement, dated effective as of January 1, 1988, by and between PetroCorp, PetroCorp Incorporated, Purchasers, and Chase Investors Management Corp. New York and Chase Manhattan Bank, N.A., as Agent.

     b. Conveyance of Overriding Royalty Interest, effective 7:00 a.m. July 12, 1988, between PetroCorp, as Assignor, and Purchasers.

11.  Westland Agreements:

     a. Conveyance of Overriding Royalty Interest, effective September 8, 1989, between PetroCorp, as Assignor, and Royalty Owners and Chase Investors Management

                                Schedule 9.02-3

        Corp. New York and Chase Manhattan Bank, N.A., as Agents. (Pension Fund Group I).

     b. Non-Operating Interest Exchange Agreement, dated September 6, 1987, between PetroCorp Incorporated, Subject Interest Owner, and Royalty Owners. (Pension Fund Group I).

     c. Conveyance of Overriding Royalty Interest, effective September 8, 1989, between PetroCorp, as Assignor, and Royalty Owners and Chase Investors Management Corp New York and Chase Manhattan Bank, N.A., as Agents. (Pension Fund Group II).

     d. Non-Operating Interest Exchange Agreement, dated September 6, 1987, between PetroCorp Incorporated, Subject Interest Owner, and Royalty Owners. (Pension Fund Group II).

12.  Renada Agreement:

     a. Talisman Apetown 1-3-52-22W5M well-Renata, "Net Profits Interest and Option to Repurchase Agreement".



                                Schedule 9.02-4

                                 SCHEDULE 9.03

                        INVESTMENTS, LOANS AND ADVANCES

     Investment in the Cash Surrender value of Life Insurance Policy of Retired Executive











                                Schedule 9.03-1